Exhibit 2.4

TRANSACTION AGREEMENT

BY AND AMONG

SUBVERSIVE CAPITAL ACQUISITION CORP.,

CMG PARTNERS, INC.,

OG ENTERPRISES BRANDING, INC.,

AND

SC VESSEL 1, LLC

AND

SC BRANDING, LLC

AND

DATED AS OF NOVEMBER 24, 2020

i

(continued)

		Page
Section 5.06	Public Announcements	29
Section 5.07	Financing Cooperation	30
Section 5.08	Subversive Board of Directors	30
Section 5.09	Subversive Common Shares. Subversive shall ensure that all of the Merger Consideration (including if applicable the Trading Price Consideration) are duly authorized, authorized fully-paid, nonasssessable and validly issued to SC Vessel as required hereby and issued in accordance with all applicable Laws. This covenant shall survive the Closing and continue until all Trading Price Consideration has been fully paid in compliance with this Agreement	30
Section 5.10	Confidentiality	30
Section 5.11	Closing Conditions; Lockup.	31

ARTICLE VI CONDITIONS PRECEDENT		31

Section 6.01	Conditions to Each Party’s Obligations	31
Section 6.02	Conditions to the Obligations of Subversive	32
Section 6.03	Conditions to Obligations of SC Vessel	32
Section 6.04	Closing Deliveries by SC Vessel	32

ARTICLE VII TERM AND TERMINATION		33

Section 7.01	Term	33
Section 7.02	Termination	33
Section 7.03	Effect of Termination	34

ARTICLE VIII GENERAL PROVISIONS		34

Section 8.01	Nonsurvival of Representations and Warranties	34
Section 8.02	Expenses	34
Section 8.03	Notices	34
Section 8.04	Entire Agreement	36
Section 8.05	Amendment; Waiver	36
Section 8.06	No Third-Party Beneficiaries	36
Section 8.07	Assignment	36
Section 8.08	Governing Law	36
Section 8.09	Consent to Jurisdiction; Service of Process; Waiver of Jury Trial	37
Section 8.10	Specific Performance; Remedies	37
Section 8.11	No Recourse Against Affiliates	38
Section 8.12	Severability	38
Section 8.13	Counterparts; Deliveries	38
Section 8.14	Waiver of Access to Escrow Account	38
Section 8.15	Privileged Communications	38

ARTICLE IX INDEMNIFICATION AND INSURANCE		39

Section 9.01	Indemnification	39
Section 9.02	Insurance	41
Section 9.03	Savings Clause	42

ii

EXHIBITS

Exhibit A	Certificate of Merger

Exhibit B	Board of Directors

iii

TRANSACTION AGREEMENT

This TRANSACTION AGREEMENT (this “Agreement”), dated as of November 24, 2020, is entered into by and between Subversive Capital Acquisition Corp., a corporation existing under the laws of the Province of British Columbia (“Subversive”), OG Enterprises Branding, Inc., a Delaware corporation (“OG Enterprises”), CMG Partners, Inc., a Delaware corporation (“Caliva”), SC Vessel 1, LLC, a Delaware limited liability company (“SC Vessel”), and for the purposes of Section 6.04(c) and Article VIII only, SC Branding, LLC, a Delaware limited liability company (“SC Branding”). Subversive, OG Enterprises, Caliva and SC Vessel are each referred to herein as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, Subversive, Caliva and OG Enterprises each desire that, pursuant to the terms and conditions set forth in this Agreement, OG Enterprises merges with and into Caliva with Caliva surviving the merger (the “Surviving Company”) and remaining a wholly owned direct Subsidiary of Subversive (the “OG Enterprises Transaction”);

WHEREAS, as of the date of the OG Enterprises Transaction, Caliva will be a wholly owned direct subsidiary of Subversive;

WHEREAS, the Subversive Board has unanimously determined that the OG Enterprises Transaction is in the best interests of Subversive and fair to its equityholders, and have resolved to support the OG Enterprises Transaction and enter into this Agreement;

WHEREAS, the OG Enterprises Board has unanimously determined that the OG Enterprises Transaction is in the best interests of OG Enterprises and fair to its shareholders, and has resolved to support the OG Enterprises Transaction and enter into this Agreement; and

WHEREAS, unless Subversive has provided notice of an Adverse Tax Consequence pursuant to Section 5.01(c) of this Agreement prior to the Closing, for U.S. federal income Tax purposes, the Parties intend that (i) Subversive will be treated as a “domestic corporation” within the meaning of Section 7874(b) of the Code, (ii) each of the Caliva Transaction and the OG Enterprises Transaction will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (iii) each of the Caliva Transaction Agreement and this Agreement will constitute a “plan of reorganization” for purposes of Section 354 and Section 361 of the Code, and within the meaning of Treasury Regulations Section 1.368-2(g), and (a) with respect to the OG Enterprises Transaction, Subversive, Caliva and OG Enterprises shall file, and (b) with respect to the Caliva Transaction, Subversive and Caliva shall file, the statement required by Treasury Regulations Section 1.368-3(a), and (iv) with respect to the OG Enterprises Transaction, Subversive, Caliva and OG Enterprises will, and, with respect to the Caliva Transaction, Subversive and Caliva will, each be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

NOW, THEREFORE in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.01    CERTAIN DEFINITIONS. For purposes of this Agreement, including the Recitals:

“Adverse Tax Consequence” has the meaning ascribed to such term in Section 5.01(c) hereof.

“Affiliate” has the meaning ascribed to such term in National Instrument 45-106 Prospectus Exemptions.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Agreement Date” means the date of this Agreement.

“Associate” has the meaning set forth in section 1(1) of the Securities Act (Ontario).

“Assumed Tax Rate” means with respect to any taxable year, the highest applicable combined marginal Tax rate (including self-employment, net investment income and similar Taxes) of an individual resident of California during such year, taking into account the deductibility of state and local income Taxes for United States federal income Tax purposes and any limitations thereon.

“BCBCA” means the Business Corporations Act (British Columbia).

“Brand Agreement” means the Brand Strategy Agreement by and between SC Branding and Subversive, to be dated as of the Agreement Date.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in Toronto, Ontario, Canada, Vancouver, British Columbia, Canada or in the State of California, United States of America.

“Calculation Time” means as of 12:01 a.m. Pacific time on the Closing Date. “Caliva” has the meaning set forth in the Preamble to this Agreement.

“Caliva Transaction” means the acquisition by Subversive or any of its Subsidiaries of all of the outstanding Equity Securities of Caliva.

“Caliva Transaction Agreement” means the Transaction Agreement, dated as of November 24, 2020, among Subversive, Caliva and the other parties thereto, pursuant to which the Caliva Transaction will occur.

“Cannabis” means all parts of the plant Cannabis sativa L. containing more than 0.3 percent THC, whether growing or not; the seeds thereof; the resin extracted from any part of such plant; and every compound, manufacture, salt, derivative, mixture, or preparation of such plant, its seeds or resin. The term does not include the mature stalks of such plant, fiber produced from such stalks, oil or cake made from the seeds of such plant, any other compound, manufacture, salt, derivative, mixture, or preparation of such mature stalks (except the resin extracted therefrom), fiber, oil, or cake, or the sterilized seed of such plant which is incapable of germination.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act. “Certificate of Merger” has the meaning set forth in Section 2.01(c) hereof.

“Change in Control” means any transaction or series of transactions involving a direct or indirect transfer of (i) Equity Securities having more than fifty percent (50%) of the voting power of Subversive or the Surviving Company (whether by merger, amalgamation, consolidation, recapitalization, sale or transfer of Equity Securities or otherwise), (ii) all or substantially all of the assets of Subversive or the Surviving Company or LCV; or (iii) all or substantially all of the Monogram Cannabis brand (by asset sale, equity sale or any other manner); provided, however, that any such sale or transfer by, among or between Subversive, the Surviving Company, LCV or any wholly owned Subsidiary thereof, will not in and of itself be deemed a Change in Control.

“Claim” has the meaning set forth in Section 8.14 hereof.

“Closing” has the meaning set forth in Section 2.01(b) hereof.

“Closing Date” has the meaning set forth in Section 2.01(b) hereof.

“Closing Merger Consideration” has the meaning set forth in Section 2.02(a) hereof.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Contract” means all contracts, agreements, licenses, commitments, obligations and understandings, in any case whether written or oral, to which OG Enterprises is party or by which any of their assets are bound, and all amendments, restatements, supplements or other modifications thereto or waivers thereunder.

“COVID-19” means the Coronavirus Disease 2019, or any similar or related disease caused by the SARS- CoV-2 virus, or any mutation or evolution thereof.

“COVID-19 Requirements” means any policies, guidelines or Laws enacted, directly or indirectly, in response to or in connection with COVID-19 (including (i) any “shelter-in-place”, “stay at home” or similar Orders, (ii) the Cybersecurity and Infrastructure Security Agency Critical Infrastructure Worker Guidance 2.0, as may be amended, supplemented, updated or otherwise modified from time to time, (iii) the CARES Act and (iv) any guidance released by the Centers for Disease Control and Prevention).

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Effective Time” has the meaning set forth in Section 2.01(c) hereof.

“Enforceability Limitations” has the meaning set forth in Section 3.01(b) hereof.

“Equity Securities” means, (i) if a Person is a corporation, shares of capital stock of such corporation and, if a Person is a form of entity other than a corporation, ownership interests in such form of entity, whether membership interests or partnership interests, (ii) other securities directly or indirectly convertible into, or exercisable or exchangeable for, any securities described in clause (i) above, (iii) any options, warrants or rights to directly or indirectly subscribe for or purchase, any securities described in clause (i) or (ii) above, or (iv) any agreement containing profit participation or phantom equity features with respect to any Person that is an entity.

“Escrow Account” means the escrow account of Subversive established and maintained by the Escrow Agent, which holds in escrow the gross proceeds of the initial public offering of the Subversive Class A Restricted Voting Units, including the gross proceeds of the over-allotment option.

“Escrow Agent” means Olympia Trust Company, in its capacity as escrow agent, under the Escrow Agreement, and its successors and permitted assigns.

“Escrow Agreement” means the escrow agreement dated July 16, 2019, among Subversive, Odyseey Trust Company, and the IPO Underwriter, as supplemented by a successor escrow agreement, entered into among Subversive, the Escrow Agent, Odyssey Trust Company, and the IPO Underwriter.

“Event” has the meaning set forth in the definition of Material Adverse Effect.

“Exchange” means the NEO Exchange Inc.

“Exchange Listing Manual” means the Neo Exchange Inc. Listing Manual.

“Existing Caliva Agreements” means any agreement between or among Caliva or OG Enterprises and their respective Affiliates, on the one hand, and SC Vessel or SC Branding and their respective Affiliates on the other hand.

“Federal Cannabis Laws” means any U.S. federal laws and regulations, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, marketing, sale and possession of Cannabis or products containing or relating to the same, including, without limitation, the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301-392, the prohibitions on drug trafficking under the Controlled Substances Act, 21 U.S.C. § 801, et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing.

“Final IPO Prospectus” means the final long-form prospectus of Subversive dated July 10, 2019, in connection with its initial public offering of Subversive Class A Restricted Voting Units.

“First Level Trading Price Consideration” has the meaning set forth in Section 2.04(a) hereof.

“First Trading Price Threshold” has the meaning set forth in Section 2.04(a) hereof.

“Governmental Authority” means any: (a) country, nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; (c) governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, organization, body or entity and any court or other tribunal), including, for greater certainty, a Securities Authority; (d) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; (e) applicable stock exchange; or (f) applicable self-regulatory organization.

“Governmental Authorization” means any consent, approval, permit, license, certificate, franchise, permission, variance, waiver, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

“Government Official” means, collectively, any officer or employee of a Governmental Authority, any Person acting for or on behalf of any Governmental Authority, any political party or official thereof and any candidate for political office.

“IFRS” means International Financial Reporting Standards (IFRS) promulgated by the International Accounting Standards Board (IASB), together with its pronouncements thereon from time to time, and applied on a consistent basis.

“Improper Payment Laws” means the United States Foreign Corrupt Practices Act of 1977 or any rules or regulations thereunder, the United Kingdom Bribery Act of 2010, any legislation implementing the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and any other applicable Law regarding anti-bribery or illegal payments or gratuities.

“Interim Period” means the period commencing on the Agreement Date and ending on the Closing Date. “IPO Underwriter” means Canaccord Genuity Corp.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means (a) with respect to SC Vessel, the actual knowledge of the individuals set forth in Section 1.01(a) of the OG Enterprises Disclosure Schedule, and (b) with respect to Subversive, the actual knowledge of (i) Michael Auerbach and (ii) Leland Hensch.

“Law” means any federal, state, local, municipal, provincial, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, consent order, consent decree, decree, Order, judgment, rule, regulation, ruling, directive, regulatory guidance, agreement or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or with or under the authority of any Governmental Authority.

“LCV” means Left Coast Ventures, Inc., a Delaware corporation.

“LCV Transaction” means the acquisition by Subversive or any of its Subsidiaries of all of the outstanding Equity Securities of LCV.

“LCV Transaction Agreement” means the Transaction Agreement, dated as of November 24, 2020, among Subversive, LCV and the other parties thereto, pursuant to which the LCV Transaction will occur.

“Liabilities” means any indebtedness, liabilities or obligations of any nature whatsoever, whether accrued or unaccrued, absolute or contingent, direct or indirect, asserted or unasserted, fixed or unfixed, known or unknown, choate or inchoate, perfected or unperfected, liquidated or unliquidated, secured or unsecured, or otherwise, and whether due or to become due.

“Liens” means any lien, pledge, hypothecation, charge, mortgage, security interest, claim, option, right of first refusal, preemptive right, or community property interest or any restriction (except those contained in the applicable articles) on the voting of any security or the transfer of any security or asset, but excluding non-exclusive Intellectual Property licenses entered into in the Ordinary Course.

“Lockup Agreement” means that certain Lockup Agreement, executed by Subversive and SC Vessel as of the Agreement Date.

“Material Adverse Effect” when used in connection with a Party means any change, event, development, occurrence, effect, state of facts or circumstance (each, an “Event”) that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect to the business, condition (financial or otherwise), assets, liabilities or results of operations of that Party and its Subsidiaries, taken as a whole, or would be reasonably expected to prevent or materially delay that Party from consummating the transactions contemplated by this Agreement, other than Events that arise from or in connection with (either alone or in combination): (i) general global political, economic, financial, currency exchange, securities, capital or credit market conditions; (ii) any act of terrorism, war (whether or not declared), armed hostilities, riots, insurrection, civil disorder, military conflicts or other armed conflict, in each case, whether occurring within or outside of Canada or the United States, or any material worsening of such conditions threatened or existing as of the date hereof; (iii) any climatic or other natural events, calamities or conditions (including drought, other weather conditions, any natural disaster, national or global health emergencies or pandemics (including the COVID-19 pandemic) or any material worsening of such conditions threatened or existing as of the date hereof; (iv) any change or proposed change in Law (including taxation laws), IFRS, U.S. GAAP or accounting rules or the interpretation thereof applicable to the industries or markets in which either Party operates; (v) any change affecting the industries or markets in which such Party operates; (vi) the announcement of the execution of this Agreement or the pending consummation of this Agreement, the Caliva Transaction or the LCV Transaction Agreement, the OG Enterprises Transaction, the Caliva Transaction, the LCV Transaction or any other transactions contemplated by this Agreement, the Caliva Transaction Agreement or the LCV Transaction Agreement; or (vii) any failure by OG Enterprises or OG Branding to meet any internal or published projections, forecasts, or revenue or earnings predictions (but not the cause or causes of any such failure); except in the case of clauses (i) through (v) above, such exceptions will not apply to the extent such Event has had a disproportionate effect on such Party relative to similarly situated businesses in the same industry and markets.

“Merger Consideration” means, collectively, (i) an amount equal to the Closing Merger Consideration, plus (ii) the Trading Price Consideration, if any.

“OG Branding” has the meaning set forth in Section 2.02(c) hereof.

“OG Enterprises” has the meaning set forth in the Preamble to this Agreement.

“OG Enterprises Share Certificate” has the meaning set forth in Section 2.03(c) hereof.

“OG Enterprises Shares” means the shares of capital stock of OG Enterprises.

“OG Enterprises Transaction” has the meaning set forth in the Recitals to this Agreement.

“Order” means any order, writ, assessment, decision, injunction, decree, judgment, ruling, award, settlement or stipulation issued, whether preliminary or final, promulgated or entered into by or with any Governmental Authority.

“Ordinary Course” means, with respect to an action taken by a Party, that such action (a) is consistent with the past practices of such Party and (b) is taken in the ordinary course of the operations of the business of such Party.

“Organizational Documents” means a memorandum of association, memorandum of continuance, certificate of incorporation or articles of incorporation, amalgamation, or continuation, by-laws, constitution, operating agreement, limited liability company agreement or certificate of formation, as applicable, and all amendments to such memorandum of association, memorandum of continuance, certificate of incorporation or articles of incorporation, by-laws, constitution, operating agreement, limited liability company agreement or certificate.

“OSC” means the Ontario Securities Commission.

“Outside Date” has the meaning set forth in Section 7.02(b) hereof.

“Party” or “Parties” has the meaning set forth in the Preamble to this Agreement.

“Permitted Liens” means (a) statutory liens for current Taxes which are not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by a Party and its Subsidiaries, (b) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar statutory Liens arising in the Ordinary Course, (c) Liens consisting of pledges or deposits required in the Ordinary Course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure liability to insurance carriers, (d) any interest or title of a lessor or sublessor (or licensor or sublicensor), as lessor or sublessor, under any lease (or license) and any precautionary uniform commercial code financing statements filed under any lease that do not materially detract from the value of or interfere with a Party’s and its Subsidiaries’ present uses or occupancy of such property, (e) easements, rights of way and liens or restrictions on use that are imposed by law relating to zoning, building or land use, (f) purchase money security interests and any Lien securing obligations reflected in the financial statements of a Party, (g) any other non-monetary encumbrance that does not materially detract from the value of or materially interfere with a Party’s and its Subsidiaries’ present uses or occupancy of their respective assets, and (h) Liens created by or through Subversive upon or after the Closing.

“Permitted Transferee” means (a) in the case of a natural Person, to such Person’s (i) parents, spouse, siblings, or natural or adopted children, (ii) a trust or trusts, exclusively for the benefit of such Persons or (iii) an entity in which one or more of such Persons hold the entire beneficial interest; (b) upon the death of a natural Person, to such Person’s heirs, executors, administrators, testamentary trustees, legatees or beneficiaries; (c) in the case of a Person other than a natural Person, to any Affiliate of such Person; and (d) in the case of the winding up or liquidation of a Person other than a natural person, to its Affiliates, shareholders, members or partners, as applicable.

“Person” means an individual, company (including not-for-profit company), corporation (including a not- for-profit corporation), body corporate, general or limited partnership, limited liability partnership, limited liability company, unlimited liability corporation, joint venture, trust, estate, association, trustee, executor, administrator, legal representative, Governmental Authority, unincorporated organization or other entity.

“Proceeding” means any action, suit, claim (or counterclaim), cause of action, charge, complaint, litigation, arbitration, mediation, grievance, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before any court or other Governmental Authority or any arbitrator or arbitration or mediation panel, or any administrative or supervisory action taken by a Governmental Authority.

“Prospectus” means the preliminary prospectus and/or final prospectus of Subversive, and any amendment thereto, as the context requires, containing disclosure regarding, among other things, Subversive and the completion of the Caliva Transaction and the LCV Transaction (and any related matters), as the Qualifying Transaction (as such term is defined in the Exchange Listing Manual) of Subversive.

“Public Announcement” means the public announcement of the execution of the Transaction Documents made by press release issued on the date of this Agreement.

“Put Right Agreement” means SC Branding’s right to put Equity Interests of Caliva to Caliva pursuant the Put and Purchase Agreement dated as of May 1, 2019, between SC Branding and Caliva.

“Representative” means, with respect to any Person, any Subsidiary of such Person and such Person’s and each of its respective Subsidiaries’ directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives.

“Sanctioned Jurisdiction” means, at any time, a country, territory or geographical region which is itself the subject or target of any Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctions” means economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by Governmental Authorities with jurisdiction over Subversive (including the Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any other relevant Governmental Authority in the jurisdictions in which Subversive operates.

“Sanctions Laws” means all Laws and requirements of any jurisdiction, including the U.S., applicable to Subversive, its Affiliates or any Party to this Agreement concerning or relating to Sanctions, terrorism or money laundering, including, without limitation, (a) Executive Order No. 13224 of September 23, 2001 entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”); (b) the USA PATRIOT Act of 2001; (c) the U.S. International Emergency Economic Powers Act; (d) the U.S. Trading with the Enemy Act; (e) the U.S. United Nations Participation Act; (f) the U.S. Syria Accountability and Lebanese Sovereignty Act; (g) the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010; (h) the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012; and (i) any similar Laws, rules, regulations and requirements enacted, administered or enforced by the U.S., the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant Governmental Authority in the jurisdictions in which Subversive operates.

“Sanctions Target” means any Person: (a) that is the subject or target of any Sanctions; (b) listed in the annex to, or otherwise subject to the provisions of, the Executive Order; (c) named in any Sanctions-related list maintained by OFAC, the U.S. Department of State, the U.S. Department of Commerce or the U.S. Department of the Treasury, including the OFAC list of “Specially Designated Nationals and Blocked Persons;” (d) located, organized or resident in a Sanctioned Jurisdiction that is, or whose government is, the subject or target of Sanctions; (e) which otherwise is, by public designation of the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any other relevant Governmental Authority in the jurisdictions in which any Subversive operates, the subject or target of any Sanction; (f) with which any party to this Agreement is prohibited from dealing or otherwise engaging in any transaction by any Sanctions Laws; or (g) owned or controlled by any such Person or Persons described in the foregoing clauses (a)-(f).

“SC Branding” has the meaning set forth in the Preamble to this Agreement.

“SC Vessel” has the meaning set forth in the Preamble to this Agreement.

“SC Vessel Fundamental Representations” means, collectively, Section 3.01, Section 3.06, and Section 3.07, with respect to SC Vessel only (and not with respect to OG Enterprises or OG Branding).

“Second Level Trading Price Consideration” has the meaning set forth in Section 2.04(a) hereof.

“Second Trading Price Threshold” has the meaning set forth in Section 2.04(a) hereof.

“Securities Authority” means the OSC and any other applicable securities commission or securities regulatory authority of any province or territory of Canada or the United Sates, including the United States Securities and Exchange Commission.

“Securities Laws” means the Securities Act (Ontario) and all the securities laws of each province and territory of Canada, except Quebec, and the rules, regulations and policies of the Exchange.

“SEDAR” means the System for Electronic Document Analysis and Retrieval administered by the Canadian Securities Administrators.

“Service Provider” means each director, manager, officer, employee, independent contractor, consultant, leased employee or other service provider of SC Vessel, OG Enterprises or OG Branding.

“Sponsor” means Subversive Capital, LLC, a Delaware limited liability company.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any manager, managing director or general partner of such limited liability company, partnership, association or other business entity.

“Subversive” has the meaning set forth in the Preamble to this Agreement.

“Subversive Board” means the board of directors of Subversive, as constituted from time to time in accordance with the Subversive Organizational Documents.

“Subversive Class A Restricted Voting Units” means the class A restricted voting units of Subversive issued pursuant to the Final IPO Prospectus, each consisting of one Subversive Class A Share and one half Warrant.

“Subversive Class A Shares” means the class A restricted voting shares in the capital of Subversive. “Subversive Class B Shares” means the class B shares in the capital of Subversive.

“Subversive Common Shares” means the common shares in the capital of Subversive.

“Subversive Disclosure Schedule” means the Subversive disclosure schedule delivered by Subversive to SC Vessel on the Agreement Date.

“Subversive Financial Statements” has the meaning set forth in Section 4.13(a) hereof.

“Subversive Fundamental Representations” means, collectively, Section 4.01 and Section 4.05.

“Subversive Organizational Documents” means the Organizational Documents of Subversive.

“Subversive Parties” means, Subversive and its Affiliates and their respective equity holders and Representatives.

“Subversive Securities Authorities” means, collectively, the Alberta Securities Commission, British Columbia Securities Commission, Manitoba Securities Commission, Financial and Consumer Services Commission of New Brunswick, Office of the Superintendent of Securities Service Newfoundland and Labrador, Office of the Superintendent of Securities of the Northwest Territories, Nova Scotia Securities Commission, Nunavut Securities Office, Ontario Securities Commission, Office of the Superintendent of Securities of Prince Edward Island, Financial and Consumer Affairs Authority of Saskatchewan and Office of the Yukon Superintendent of Securities.

“Subversive Shareholders” means (a) prior to the Effective Time, the registered holders or beneficial owners, as the context requires, of the Subversive Shares; and (b) at and after the Effective Time, the registered holders and/or beneficial owners, as the context requires, of the Subversive Common Shares.

“Subversive Shares” means the Subversive Class A Shares and the Subversive Class B Shares.

“Surviving Company” has the meaning set forth in the Recitals to this Agreement.

“Tax” or “Taxes” means (i) any and all multi-national, U.S. federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, entertainment, amusement, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, ad valorem, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, composite, healthcare, escheat or unclaimed property (whether or not considered a tax under applicable Law) or other tax, of any kind whatsoever, including any interest, penalties or additions to Tax, any penalties resulting from any failure to file or timely file a Tax Return, or additional amounts in respect of the foregoing; (ii) liability for the payment of any amounts of the type described in clause (i) above of another Person arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (iii) liability for the payment of any amounts of the type described in clause (i) above of another Person as a result of any transferee or secondary liability or any liability assumed by Contract, Law, or otherwise.

“Tax Return” means returns, declarations, reports, notices, forms, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information and Treasury Form TD F 90-22.1 and FinCEN Form 114) filed or required to be filed with any Governmental Authority, or maintained by any Person, or required to be maintained by any Person, in connection with the determination, assessment or collection of any Tax of any party or the administration of any Laws, regulations or administrative requirements relating to any Tax.

“THC” means delta-9 tetrahydrocannabinol.

“Third Level Trading Price Consideration” has the meaning set forth in Section 2.04(a) hereof.

“Third Trading Price Threshold” has the meaning set forth in Section 2.04(a) hereof.

“Trading Price Measurement Period” has the meaning set forth in Section 2.04(a) hereof.

“Trading Price Consideration” has the meaning set forth in Section 2.04(a) hereof.

“Trading Price Threshold” has the meaning set forth in Section 2.04(a) hereof.

“Transaction Documents” means collectively, this Agreement, the Caliva Transaction Agreement, the Brand Agreement, the Lockup Agreement and any agreement, document, certificate or instrument delivered pursuant to or in connection with the foregoing or the transactions contemplated hereby. Notwithstanding the foregoing, “Transaction Documents” does not include the termination of the Put Right Agreement.

“Treasury Regulations” means the regulations promulgated under the Code, as the same may be amended or supplemented from time to time.

“U.S.” or “United States” means the United States of America.

“U.S. GAAP” means United Stated generally accepted accounting principles applied on a consistent basis throughout the relevant periods.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“VWAP” means, as of any date of determination, the volume weighted average price per share of the Subversive Common Shares on the Exchange (or on the principal exchange on which the Subversive Common Shares are then traded) for the period of the twenty (20) consecutive trading days prior to such date of determination, as reported by Bloomberg Financial L.P.

“Warrant” means the share purchase warrants that Subversive sold pursuant to the Final IPO Prospectus.

Section 1.02    INTERPRETATION

(a)    When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated.

(b)    The table of contents, headings and index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c)    Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “will” shall be construed to have the same meaning and effect of the word “shall.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(d)    The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

(e)    References to a Person are also to its successors and permitted assigns. All terms defined in this Agreement shall have the respective defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(f)    The definitions contained in this Agreement are applicable to the singular as well as the plural form of such terms and any gender form of such term.

(g)    Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

(h)    The Schedules to this Agreement, including the OG Enterprises Disclosure Schedule and the Subversive Disclosure Schedule, are hereby incorporated and made a part hereof and are an integral part of this Agreement. Any matter set forth in any section of the OG Enterprises Disclosure Schedule or Subversive Disclosure Schedule, as applicable, shall be deemed to be referred to and incorporated in any section to which it is specifically referenced or cross-referenced and also in all other sections of the OG Enterprises Disclosure Schedule or the Subversive Disclosure Schedule, respectively, to which such matter’s application or relevance is reasonably apparent. Any capitalized term used in any Schedule, the OG Enterprises Disclosure Schedule or the Subversive Disclosure Schedule but not otherwise defined therein shall have the meaning given to such term herein.

(i)    Where used with respect to information, the phrases “delivered” or “made available” shall mean that the information referred to has been physically or electronically delivered to the relevant Party or its respective Representatives.

(j)    A period of time is to be computed as beginning on the day following the event that began the period and ending at 11:59 p.m. (Vancouver time) on the last day of the period, if the last day of the period is a Business Day, or at 11:59 p.m. (Vancouver time) on the next Business Day if the last day of the period is not a Business Day.

(k)    All dollar amounts referred to in this Agreement are stated in U.S. Dollars unless otherwise specified.

ARTICLE II

TRANSACTION

Section 2.01    TRANSACTION. The Parties agree that:

(a)    The OG Enterprises Transaction. Subject to the terms and conditions of this Agreement and in accordance with the DGCL, at the Effective Time, (i) OG Enterprises shall be merged with and into Caliva and the separate corporate existence of OG Enterprises shall thereupon cease, and (ii) Caliva shall continue as the Surviving Company and a wholly owned direct Subsidiary of Subversive and shall continue to be governed by the laws of the State of Delaware.

(b)    Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on either (i) the first (1st) Business Day following the Closing of the Caliva Transaction, or (ii) such other date as Subversive, Caliva and OG Enterprises may agree to in writing. The date on which the Closing occurs pursuant to the foregoing sentence is referred to in this Agreement as the “Closing Date.”

(c)    Effective Time. Subject to the terms and conditions of this Agreement, contemporaneously with or as promptly as practicable after the Closing, OG Enterprises and Caliva shall duly execute a certificate of merger in the form attached hereto as Exhibit A (the “Certificate of Merger”) and file such Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL. The OG Enterprises Transaction shall become effective at such time as the Certificate of Merger, accompanied by payment of the filing fee (as provided in the DGCL), has been examined by and accepted for filing by the Secretary of State of the State of Delaware or at such other time set forth in the Certificate of Merger as mutually agreed by Subversive and SC Vessel (the “Effective Time”).

(d)    Effect of the OG Enterprises Transaction. The OG Enterprises Transaction shall have the effects specified in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Caliva and OG Enterprises shall vest in the Surviving Company, and all debts, Liabilities and duties of Caliva and OG Enterprises shall become the debts, Liabilities and duties of the Surviving Company.

(e)    Certificate of Incorporation and Bylaws. As of the Effective Time, by virtue of the OG Enterprises Transaction and without any action on the part of OG Enterprises, Caliva or any other Person being required, the certificate of incorporation and bylaws of Caliva shall be the certificate of incorporation and bylaws of the Surviving Company until thereafter amended as provided by Law and the terms of such certificate of formation and limited liability company agreement, as applicable.

(f)    Officers. Unless otherwise determined by Subversive prior to the Effective Time, the officers of Caliva, if any, immediately prior to the Effective Time shall be the officers of the Surviving Company, each to hold office in accordance with the limited liability company agreement of the Surviving Company until their respective successors are duly appointed or elected and qualified or until their respective earlier death, resignation or removal, as the case may be.

Section 2.02    CONVERSION OF OG ENTERPRISES SHARES. Upon the terms and subject to the conditions of this Agreement, as of the Effective Time, by virtue of the OG Enterprises Transaction and without any action on the part of Subversive and Caliva (or their respective equityholders) or OG Enterprises or any of its shareholders:

(a)    Conversion of OG Enterprises Shares. Except as set forth in Section 2.02(c), each OG Enterprises Share that is outstanding immediately prior to the Effective Time and held of record by:

(i)

SC Vessel shall automatically be cancelled and extinguished and be converted into the right to receive (A) at Closing, 3,000,000 Subversive Common Shares (the “Closing Merger Consideration”) and (B) the contingent right to receive from or at the direction of the Surviving Company the Trading Price Consideration following the Closing in accordance with Section 2.04; and

(ii)	Caliva shall automatically be cancelled and extinguished upon receipt of the OG Enterprises assets pursuant to the OG Enterprises Transaction.

(b)    Cancellation of Certain OG Enterprises Shares. Each OG Enterprises Share that is owned by OG Enterprises (as treasury or otherwise) immediately prior to the Effective Time shall be cancelled and shall cease to exist and no payment shall be made with respect thereto.

(c)    Effect on Other Arrangements. All rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of OG Enterprises or OG California Branding, Inc., a California corporation wholly-owned by OG Enterprises (“OG Branding”) (including any options, warrants, call, right, subscription or otherwise) shall be cancelled as of the Effective Time on terms and conditions reasonably satisfactory to Subversive and without payment of any money or other consideration to the holder thereof. As soon as practicable following the date of this Agreement, the OG Enterprises Board will adopt resolutions or take such other actions as may be required or appropriate to effect the provisions of this Section 2.02(d).

(d)    Surviving Company Issuances. As consideration for Subversive delivering the Merger Consideration as contemplated in Section 2.02(a) to the holders of OG Enterprises Shares (including delivery of the Trading Price Consideration in discharge of the Surviving Company’s obligation to pay or cause to be paid such consideration under Section 2.02(a)), the Surviving Company shall issue to Subversive one share of common stock of the Surviving Company for each Subversive Common Share that is issued by Subversive pursuant to Section 2.02(a).

(e)    Subversive Stated Capital. Subversive shall add to its capital account pursuant to the BCBCA in respect of the Subversive Common Shares an amount which is equal to the fair market value of the Closing Merger Consideration and Trading Price Consideration paid from time to time by Subversive to the Surviving Company as consideration for the issue to Subversive at such time(s) of shares of common stock of the Surviving Company, as contemplated in Section 2.02(a).

Section 2.03    DISTRIBUTION OF MERGER CONSIDERATION.

(a)    Distribution of Closing Merger Consideration. Subversive shall, no later than the Closing Date, issue or cause to be issued to SC Vessel the Closing Merger Consideration.

(b)    Distribution of Other Merger Consideration. Any portion of the Trading Price Consideration, if any, to which SC Vessel may become entitled shall become payable at the times and subject to the conditions specified herein.

(c)    Closing of OG Enterprises’ Transfer Books. At the Effective Time, holders of certificates representing OG Enterprises Shares (each, an “OG Enterprises Share Certificate”) that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of OG Enterprises, except the right to receive the Merger Consideration as set forth in this Agreement and the stock transfer books of OG Enterprises shall be closed with respect to all OG Enterprises Shares outstanding immediately prior to the Effective Time. All Subversive Common Shares issued in exchange for OG Enterprises Shares in accordance with the terms hereof will be deemed to have been issued in full satisfaction of all rights pertaining to such OG Enterprises Shares. No further transfer of any Equity Securities of OG Enterprises shall be made on such stock transfer books after the Effective Time. If any certificate evidencing any OG Enterprises Shares shall have been lost, stolen or destroyed, Subversive may, as a condition precedent to the issuance of any consideration pursuant to this Article II, require the owner of such lost, stolen or destroyed certificate to provide an appropriate affidavit, bond and/or indemnity with respect to such certificate.

Section 2.04    TRADING PRICE CONSIDERATION.

(a)    Trading Price Consideration. SC Vessel shall be entitled to receive, as part of the Merger Consideration from or at the direction of the Surviving Company as provided in Section 2.02(d), the Trading Price Consideration, as determined in accordance with this Section 2.04(a).

(i)	Definitions.

(A)

“First Level Trading Price Consideration” means, if, at any time during the Trading Price Measurement Period, the VWAP is equal to or exceeds Thirteen Dollars ($13.00) (the “First Trading Price Threshold”), 333,334 Subversive Common Shares. For the avoidance of doubt, the First Level Trading Price Consideration shall only be payable once.

(B)

“Second Level Trading Price Consideration” means, if, at any time during the Trading Price Measurement Period, the VWAP is equal to or exceeds Seventeen Dollars ($17.00) (the “Second Trading Price Threshold”), 333,333 Subversive Common Shares. For the avoidance of doubt, the Second Level Trading Price Consideration shall only be payable once and shall be payable in addition to the First Level Trading Price Consideration.

(C)

“Third Level Price Consideration” means, if, at any time during the Trading Price Measurement Period, the VWAP is equal to or exceeds Twenty-one Dollars ($21.00) (the “Third Trading Price Threshold” and together with the First Trading Threshold and Second Trading Threshold, each a “Trading Price Threshold”), 333,333 Subversive Common Shares. For the avoidance of doubt, the Third Level Trading Price Consideration shall only be payable once and shall be payable in addition to the First Level Trading Price Consideration and the Second Level Trading Price Consideration.

(D)	“Trading Price Measurement Period” means the period beginning on the Closing Date and ending on the third anniversary of the Closing Date.

(E)	“Trading Price Consideration” means, collectively, the First Level Trading Price Consideration, the Second Level Trading Price Consideration and the Third Level Trading Price Consideration.

Subversive represents that the earnout trading price targets above correspond to similar earnout targets set forth in the Caliva Transaction Agreement and the LCV Transaction Agreement. It is a requirement of SC Vessel’s willingness to enter into this Agreement that such parties are aligned with respect to such trading price targets. Accordingly, no modification of any such trading price targets shall be provided under the Caliva Transaction Agreement or the LCV Transaction Agreement without first providing SC Vessel the opportunity to receive a similar modification (to be implemented in SC Vessel’s discretion).

(ii)

Payment of Trading Price Consideration. Within ten (10) days after the date on which any Trading Price Threshold is achieved, Subversive shall issue to SC Vessel the applicable Trading Price Consideration.

(b)    Change in Control. Notwithstanding anything contained in this Section 2.04, in the event of a Change in Control prior to the end of the Trading Price Measurement Period, Subversive shall pay the full amount of any unpaid Trading Price Consideration as if all conditions to payment of such unpaid Trading Price Consideration had occurred (irrespective of whether all had occurred) to SC Vessel pursuant to Section 2.04(a)(ii) no later than five (5) Business Days prior to the occurrence of such Change in Control.

(c)    Non-Assignability; Tax Treatment. The right to receive the Trading Price Consideration pursuant to this Section 2.04 prior to the actual receipt thereof shall not be assignable or transferable (except to Permitted Transferees after prior written notice to Subversive) and the Parties hereby agree that the rights to receive the portion of the Trading Price Consideration shall not be evidenced by negotiable certificates and that the Parties shall not take any action to make such rights “readily marketable” (as such term is used in Revenue Procedure 84-42). The Parties intend that: (i) the Trading Price Consideration received by SC Vessel pursuant to this Section 2.04 shall be considered as Subversive Common Shares received from Subversive in exchange for OG Enterprises Shares and that no gain or loss shall be recognized by SC Vessel, or its direct or indirect owners, as a result of the receipt of such Trading Price Consideration pursuant to Sections 354 and 368 of the Code, and (ii) such Trading Price Consideration shall not constitute “boot” for purposes of Sections 354 and 368 of the Code. The Parties agree to report such Trading Price Consideration consistently with the foregoing and agree not to take any positions or to cause or permit any action or position to be taken inconsistent with the foregoing, unless otherwise required pursuant to a final “determination” within the meaning of Section 1313(a) of the Code. In the event that the position in this Section 2.04(c) is disputed by any Governmental Authority, the Party receiving notice of such dispute shall promptly notify and consult with the other Party, and shall use reasonable best efforts to contest such dispute in a manner consistent with this Section 2.04(c).

(d)    Adjustments. The Trading Price Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Subversive Common Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Subversive Common Shares, occurring on or after the date hereof and prior to the time the Trading Price Consideration, if any, is delivered to SC Vessel.

Section 2.05    WITHHOLDING TAXES. Subversive, OG Enterprises and the Surviving Company, as applicable, shall be entitled to deduct and withhold from any consideration, including by way of the sale of Subversive Common Shares by Subversive on behalf of the Person, otherwise payable or otherwise deliverable to a Person under the OG Enterprises Transaction or otherwise hereunder such amounts as it is required to deduct and withhold from such consideration under any provision of any Laws in respect of Taxes. Any such amounts will be deducted, withheld and remitted to the appropriate Governmental Authority from the consideration payable pursuant to the OG Enterprises Transaction and shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction, withholding and remittance was made; provided, however, that such deducted and withheld amounts are actually remitted to the appropriate Governmental Authority. Notwithstanding anything to the contrary in this Agreement, any payments made pursuant to this Agreement to SC Vessel will be made free and clear of and without deduction for any and all present or future Taxes, provided that SC Vessel provides Subversive with the documentation set forth in Section 6.04(a) of this Agreement.

Section 2.06    U.S. SECURITIES LAW MATTERS.

(a)    Compliance with Laws. Subversive Common Shares are being issued by Subversive in the OG Enterprises Transaction to SC Vessel as a United States Person pursuant to an exemption from the registration requirements of the U.S. Securities Act pursuant to Section 4(a)(2) of the U.S. Securities Act and will not be registered under the U.S. Securities Act or any state securities laws. Such shares shall be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act and any disposition of such shares by the holder thereof will need to be made pursuant to an effective registration of the shares under the U.S. Securities Act or pursuant to an available exemption from such registration requirements. Such Subversive Common Shares may be disposed of in the United States only pursuant to an effective registration statement under, and in compliance with the requirements of, the U.S. Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act, and in compliance with any applicable United States state and federal securities laws. In connection with any transfer of the Subversive Common Shares in the United States other than (i) pursuant to an effective registration statement or (ii) pursuant to Rule 144 (provided that the holder provides

Subversive with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or any other available exemption under the U.S. Securities Act, Subversive may require the transferor thereof to provide to Subversive an opinion of counsel selected by the transferor and reasonably acceptable to Subversive, the form and substance of which opinion shall be reasonably satisfactory to Subversive, to the effect that such transfer does not require registration of such transferred Subversive Common Shares under the U.S. Securities Act.

(b)    Legends. Certificates evidencing the Subversive Common Shares shall bear any legend as required by the “blue sky” laws of any United States state and a restrictive legend in substantially the following form:

(c)    THESE COMMON SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE COMMON SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE UNITED STATES (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR (B)    AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE UNITED STATES STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO SUBVERSIVE AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR OTHER AVAILABLE EXEMPTION UNDER THE U.S. SECURITIES ACT.

Subject to compliance with the Lockup Agreement, the foregoing legend may be removed in connection with resales of Subversive Common Shares in Canada.

Subject to compliance with the Lockup Agreement, upon receipt of a completed declaration in the form attached as Exhibit C attached hereto, the legend set forth in Section 2.06 shall be removed in connection with resales of Subversive Common Shares on a Canadian stock exchange and Subversive shall take all necessary steps to cause the transfer agent of the Subversive Common Shares to remove the foregoing legend. This covenant shall survive the Closing.

Section 2.07    TAX TREATMENT.

(a)    Unless Subversive has provided notice of an Adverse Tax Consequence pursuant to Section 5.01(c) of this Agreement prior to the Closing, Subversive and Caliva shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to cause each of the OG Enterprises Transaction and the Caliva Transaction to qualify, and agree not to, and not to permit or cause any of their respective Affiliates or Subsidiaries to, take any action or cause any action to be taken that would reasonably be expected to prevent each of the OG Enterprises Transaction and the Caliva Transaction from qualifying as a “reorganization” under Section 368(a) of the Code, or otherwise as a transaction for which no gain or loss would be recognized by SC Vessel or SC Branding, or their direct or indirect owners, resulting from (i) the exchange of OG Enterprises Shares for Subversive Common Shares pursuant to this Agreement (including, for the avoidance of doubt, any Trading Price Consideration payable pursuant to Section 2.04 of this Agreement), or (ii) the exchange of the Caliva Shares for Subversive Common Shares pursuant to the Caliva Transaction Agreement (including, for the avoidance of doubt, any “Contingent Transaction Consideration” as defined in the Caliva Transaction Agreement payable pursuant to Section 2.04 of the Caliva Transaction Agreement).

(b)    Unless Subversive has provided notice of an Adverse Tax Consequence pursuant to Section 5.01(c) of this Agreement prior to the Closing, each of the Caliva Transaction Agreement and this

Agreement is intended to constitute, and the applicable Parties hereby adopt each of the Caliva Transaction Agreement and this Agreement as, a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations. Each of the Parties shall treat and file all Tax Returns consistent with, and shall not take any Tax reporting position inconsistent with the treatment of, (i) Subversive as a “domestic corporation” within the meaning of Section 7874(b) of the Code for U.S. federal income Tax purposes, (ii) each of the OG Enterprises Transaction and the Caliva Transaction as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal, state and other relevant Tax purposes, and (iii) each of (a) the exchange of OG Enterprises Shares for Subversive Common Shares pursuant to this Agreement (including, for the avoidance of doubt, any Trading Price Consideration payable pursuant to Section 2.04 of this Agreement), and (b) the exchange of the Caliva Shares for Subversive Common Shares pursuant to the Caliva Transaction Agreement (including, for the avoidance of doubt, any “Contingent Transaction Consideration” as defined in the Caliva Transaction Agreement payable pursuant to Section 2.04 of the Caliva Transaction Agreement), as a transaction pursuant to which or no gain or loss will be recognized by SC Vessel or SC Branding, or their direct or indirect owners, pursuant to Sections 354 and 368 of the Code, in the case of each of Section 2.07(b)(i), (ii) and (iii) above, unless otherwise required pursuant to a final “determination” within the meaning of Section 1313(a) of the Code. In the event that the position in this Section 2.07(b) is disputed by any Governmental Authority, the Party receiving notice of such dispute shall promptly notify and consult with the other Party, and shall use reasonable best efforts to contest such dispute in a manner consistent with this Section 2.07(b).

(c)    If SC Vessel or SC Branding is reasonably expected to recognize income or gain (in whole or in part) for U.S. federal income (and applicable state and local) Tax purposes as a result of the OG Enterprises Transaction or the Caliva Transaction, Subversive and Caliva shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to restructure the applicable transaction in a manner that such transaction results in non-recognition events for U.S. federal income (and applicable state and local) Tax purposes.

(d)    Notwithstanding anything to the contrary in this Agreement or otherwise, if the transactions contemplated by this Agreement (including, for the avoidance of doubt, any Trading Price Consideration payable pursuant to Section 2.04 of this Agreement) or the transactions contemplated by the Caliva Transaction Agreement (including, for the avoidance of doubt, any “Contingent Transaction Consideration” as defined in the Caliva Transaction Agreement payable pursuant to Section 2.04 of the Caliva Transaction Agreement) are reasonably expected to result in the payment of any Taxes by SC Vessel or SC Branding, or their direct or indirect owners, any amounts payable to SC Vessel or SC Branding, as the case may be, pursuant to this Agreement or the Caliva Transaction Agreement will be increased to the extent necessary to ensure that, after taking into account any such Taxes (including any Taxes with respect to the increased amount), SC Vessel or SC Branding, as the case may be, receives a net amount equal to the amount which it would have received had no Taxes been incurred. Each of Subversive, OG Enterprises and Caliva will indemnify and hold harmless SC Vessel and SC Branding for the amount of any Taxes levied or imposed on or paid by any person hereunder (whether or not correctly levied, imposed or paid) as a result of (i) the transactions contemplated by this Agreement resulting in any Tax Liability, and (ii) any indemnification or reimbursement paid hereunder. For purposes of this Agreement, any amounts payable pursuant to this Section 2.07(d) shall be: (i) based on the Assumed Tax Rate, and (ii) at the option of Subversive, payable in Subversive Common Shares or cash; provided, however, that any Subversive Common Shares payable pursuant to this Section 2.07(d) shall be valued using the VWAP determined as of the date that is three (3) Business Days prior to the date a payment is to be made to SC Vessel or SC Branding, as the case may be, pursuant to this Agreement or the Caliva Transaction Agreement, as applicable. Any amounts payable pursuant to this Section 2.07(d) shall be promptly paid to SC Vessel or SC Branding, as the case may be, but in no event later than ten (10) days following the date on which it is determined that a payment is due pursuant to this Section 2.07(d).

ARTICLE III

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO SC VESSEL, OG ENTERPRISES AND OG BRANDING

Except as set forth in the corresponding sections or subsections of the OG Enterprises Disclosure Schedule, SC Vessel hereby represents and warrants to Subversive as of the Agreement Date and as of the Closing Date as follows; provided, however, that notwithstanding anything to the contrary provided in this Agreement, all representations, warranties covenants and disclosures of SC Vessel in this Article III are being made (i) with exception to and not with respect to Federal Cannabis Laws and (ii) are being made to the Knowledge of SC Vessel as they pertain to the any Person other than SC Vessel including OG Enterprises and OG Branding:

Section 3.01    ORGANIZATION AND QUALIFICATION; AUTHORIZATION.

(a)    Each of SC Vessel, OG Enterprises and OG Branding is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted. Each of SC Vessel, OG Enterprises and OG Branding is duly qualified or otherwise authorized as a foreign entity to transact business in each jurisdiction in which its ownership of property or the conduct of business as now conducted therein require it to so qualify, except where the failure to be so qualified would not have a Material Adverse Effect. Complete and correct copies of the Organizational Documents of each of OG Enterprises and OG Branding and all amendments thereto have been made available to Subversive. To SC Vessel’s Knowledge, none of OG Enterprises or OG Branding is in material violation of any of the provisions of its Organizational Documents.

(b)    Each of SC Vessel, OG Enterprises and OG Branding has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents to which each of SC Vessel, OG Enterprises and OG Branding is party, the performance by it of its obligations hereunder and thereunder and the consummation by each of SC Vessel, OG Enterprises and OG Branding of the transactions contemplated hereby and thereby have been duly authorized. This Agreement has been, and the Transaction Documents to which each of SC Vessel, OG Enterprises and OG Branding is party will be, duly executed and delivered by it and, assuming due execution and delivery by all other parties thereto, constitute the legal, valid and binding obligation of it, enforceable against it in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally, the availability of equitable remedies and the impact of the Federal Cannabis Laws (collectively, the “Enforceability Limitations”).

(c)    SC Vessel qualifies as an accredited investor, as that term is defined in Rule 501(a) of Regulation D promulgated under the U.S. Securities Act.

Section 3.02    NO CONFLICT. Except as set forth on Section 3.02 of the OG Enterprises Disclosure Schedule, the execution, delivery and performance by each of SC Vessel, OG Enterprises and OG Branding of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not:

(a)    violate or conflict with any provision of the Organizational Documents of any of SC Vessel, OG Enterprises or OG Branding;

(b)    violate, contravene or conflict with any resolution adopted by any of SC Vessel’s, OG Enterprises’ and OG Branding’s equityholders and manager or board of directors or comparable governing body;

(c)    violate or conflict with any Law, Order or Governmental Authorization applicable to any of SC Vessel, OG Enterprises and OG Branding or their assets or business; or

(d)    violate, conflict with, result in a material breach of the terms or conditions of, or default (with or without notice or lapse of time or both) under, or give rise to any right of notice, modification, acceleration, payment, suspension, withdrawal, cancellation or termination, or to the loss of any rights or benefits, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any OG Enterprises Shares or any assets of OG Enterprises or OG Branding under, any Contract.

Section 3.03    CONSENTS AND APPROVALS. Except as set forth on Section 3.03 of the OG Enterprises Disclosure Schedule, no consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority or other Person is required to be made or obtained by any of SC Vessel, OG Enterprises or OG Branding in connection with the authorization, execution, delivery and performance by any of SC Vessel, OG Enterprises or OG Branding of this Agreement or any Transaction Document, or the consummation of the transactions contemplated hereby and thereby. The OG Enterprises Board has unanimously: (A) approved and adopted, and declared the advisability of, this Agreement and the transactions contemplated hereby, including the OG Enterprises Transaction; and (B) determined that this Agreement and the transactions contemplated hereby, including the OG Enterprises Transaction, are in the best interests of OG Enterprises and its shareholders.

Section 3.04    CAPITALIZATION. Section 3.04 of the OG Enterprises Disclosure Schedule sets forth the entire authorized Equity Securities of each of OG Enterprises and OG Branding and a complete and correct list of the issued and outstanding Equity Securities of OG Enterprises and OG Branding, including the name of the record and beneficial owner thereof and the number of Equity Securities held thereby. All of the outstanding Equity Securities of each of OG Enterprises and OG Branding have been duly authorized, validly issued and are fully paid and non-assessable. Neither OG Enterprises nor OG Branding has any outstanding Equity Securities or other securities directly or indirectly convertible into or exchangeable for its Equity Securities, neither OG Enterprises nor OG Branding has any outstanding agreements, options, warrants or rights to directly or indirectly subscribe for or purchase, or that directly or indirectly require it to issue, transfer or sell, its Equity Securities or any securities directly or indirectly convertible into or exchangeable for its Equity Securities, and there are no agreements containing profit participation or phantom equity features with respect to either OG Enterprises or OG Branding. Neither OG Enterprises nor OG Branding owns or otherwise holds, directly or indirectly, any stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person. Neither OG Enterprises nor OG Branding is subject to any obligation (contingent or otherwise) to redeem, repurchase or otherwise acquire or retire any of its Equity Securities or any warrants, options or other rights to acquire its Equity Securities, other than such rights as have been waived. There are no voting agreements, voting trusts or other agreements, commitments or understandings with respect to the voting or transfer of Equity Securities or other securities of OG Enterprises or OG Branding to which SC Vessel is a party. All of the outstanding Equity Securities of OG Branding owned by SC Vessel are owned free and clear of all Liens other than the terms of the Organizational Documents of OG Branding provided to Subversive. Neither OG Enterprises nor OG Branding has violated any applicable federal or state securities Laws in connection with the offer, sale or issuance of any of its Equity Securities or any warrants, options or other rights to acquire its Equity Securities. No Equity Securities of OG Enterprises or OG Branding are subject to, nor have been issued in violation of, preemptive or similar rights. There are no accrued but unpaid dividends payable by OG Enterprises on any Equity Securities of OG Enterprises.

Section 3.05    LITIGATION.

(a)    Except as set forth on Section 3.11(a) of the OG Enterprises Disclosure Schedule, there are no Proceedings pending or, to the Knowledge of SC Vessel, threatened against OG Enterprises or OG Branding.

(b)    Except as set forth on Section 3.11(b) of the OG Enterprises Disclosure Schedule, to the Knowledge of SC Vessel, there are no Proceedings pending or threatened by OG Enterprises or OG Branding.

Section 3.06    ANTI-CORRUPTION; IMPROPER PAYMENTS. None of SC Vessel, nor to the Knowledge of SC Vessel, OG Enterprises or OG Branding, or, any officer, director, agent, manager, employee, or any other Person authorized to act on behalf of any of SC Vessel, OG Enterprises or OG Branding has, directly or indirectly, taken any act that would cause any of SC Vessel, OG Enterprises or OG Branding to be in material violation of Improper Payment Laws, including any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of payment, directly or indirectly, of any money or anything of value (including any gift, sample, rebate, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant or other thing of value, however characterized) to any Government Official or any Person to secure any improper advantage or to obtain or retain business. Each of (i) SC Vessel and (ii) to the Knowledge of SC Vessel, OG Enterprises and OG Branding complies, and has at all times complied, with all Improper Payment Laws. Without limiting the generality of the foregoing, none of SC Vessel, nor to SC Vessel’s knowledge, OG Enterprises or OG Branding has violated or is in violation in any material respect of the U.S. Anti-Kickback Statute (42 U.S.C. Section 1302a-7(b)), the Federal False Claims Act (31 U.S.C. Sections 3729, et seq.) or any related or similar Law. None of (i) SC Vessel, or, (ii) to the Knowledge of SC Vessel, OG Enterprises or OG Branding or any of their respective Affiliates or Persons acting on their behalf has received any written notice or communication from any Person that alleges the potential violation of any Improper Payment Laws or other applicable Law, nor have received a written request for information from any Governmental Authority regarding Improper Payment Laws. None of (i) SC Vessel, or (ii) to the Knowledge of SC Vessel, OG Enterprises or OG Branding any officer, director, manager, employee, attorney, accountant, consultant, financial advisor or other agent of any of SC Vessel, OG Enterprises and OG Branding, has employed or retained, directly or indirectly, a Government Official or a family member of a Government Official. No Government Official has, directly or indirectly, the right of control over, or any beneficial interest in SC Vessel.

Section 3.07    BROKERS OR FINDERS. SC Vessel has not retained any broker or finder, or agreed to pay or made any statement or representation to any Person that would entitle such Person to, any broker’s, finder’s or similar fees or commissions in connection with the transactions contemplated by this Agreement.

Section 3.08    PROSPECTUS DISCLOSURE. None of the information related to SC Vessel specifically approved by SC Vessel in writing for inclusion in the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. Such approval shall be a written list only of specific approved statements and not a general approval of any representations in the Prospectus.

Section 3.09    NO OTHER REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties contained in this Article III, SC Vessel has not made any other express or implied representation or warranty, either written or oral, on behalf of the OG Enterprises’ shareholders, OG Enterprises or OG Branding, including any representation or warranty as to the accuracy or completeness of any information regarding OG Enterprises or OG Branding furnished or made available to Subversive and its Representatives or as to the future revenue, profitability or success of OG Enterprises or OG Branding, or any representation or warranty arising from statute or otherwise in law.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SUBVERSIVE

Except as set forth in the corresponding sections or subsections of the Subversive Disclosure Schedule, Subversive hereby represents and warrants to SC Vessel as of the Agreement Date and as of the Closing Date as follows; provided, however, that notwithstanding anything to the contrary provided in this Agreement, all representations, warranties covenants and disclosures of Subversive in this Article IV are being made with exception to and not with respect to Federal Cannabis Laws:

Section 4.01    ORGANIZATION AND QUALIFICATION; AUTHORIZATION.

(a)    Subversive is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted. Subversive is duly qualified or otherwise authorized as a foreign entity to transact business in each jurisdiction in which its ownership of property or the conduct of business as now conducted therein requires it to so qualify, except where the failure to be so qualified would not materially impact its business. Complete and correct copies of the Organizational Documents of Subversive and all amendments thereto have been made available to SC Vessel. Subversive is not in violation of any of the provisions of its Organizational Documents.

(b)    Subversive has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents to which each of Subversive is party, the performance by Subversive of its obligations hereunder and thereunder and the consummation by Subversive of the transactions contemplated hereby and thereby have been duly authorized. This Agreement has been, and the Transaction Documents to which Subversive is party will be, duly executed and delivered by Subversive, as applicable, and constitute the legal, valid and binding obligation of Subversive, as applicable, enforceable against it in accordance with their respective terms, except as enforcement may be limited by the Enforceability Limitations.

Section 4.02    NO CONFLICT. The execution, delivery and performance by Subversive of this Agreement and the Transaction Documents to which it is a party and the consummation by Subversive of the transactions contemplated hereby and thereby will not:

(a)    violate or conflict with any provision of the Organizational Documents of Subversive;

(b)    violate, contravene or conflict with any resolution adopted by Subversive’s equityholders and manager or board of directors or comparable governing body;

(c)    violate or conflict with any Law, Order or Governmental Authorization applicable to any of Subversive or its assets or business; or

(d)    violate, conflict with, result in a breach of the terms or conditions of, or default (with or without notice or lapse of time or both) under, or give rise to any right of notice, modification, acceleration, payment, suspension, withdrawal, cancellation or termination, or to the loss of any rights or benefits, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any Subversive Common Shares or the assets of Subversive under, any contract.

Section 4.03    CONSENTS AND APPROVALS. Except as set forth on Section 4.03 of the Subversive Disclosure Schedule, no consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority or other Person is required to be made or obtained by Subversive in connection with the authorization, execution, delivery and performance by Subversive of this Agreement or any Transaction Document, or the consummation of the transactions contemplated hereby and thereby.

Section 4.04    LITIGATION. There is no Proceeding pending, or, to the Knowledge of Subversive, threatened against Subversive or any of its subsidiaries or any of their respective properties, rights or assets or, any of their respective officers, directors, partners, managers or members (in their capacities as such) that would reasonably be expected to result in a Material Adverse Effect. There is no Order binding against Subversive, any of its subsidiaries or any of their respective properties, rights or assets or any of their respective officers, directors, partners, managers or members (in their capacities as such) that would prohibit, prevent, enjoin, restrict or alter or delay any of the transactions contemplated by this Agreement, or that would reasonably be expected to result in a Material Adverse Effect.

Section 4.05    BROKERS OR FINDERS. Other than the fees paid and payable to IPO Underwriter in connection with the initial public offering of Subversive and in connection with the transactions contemplated herein, the details of which have been disclosed to SC Vessel, none of Subversive or any Affiliate thereof has retained any broker or finder, made any statement or representation to any Person that would entitle such Person to, or agreed to pay, any broker’s, finder’s or similar fees or commissions in connection with the transactions contemplated by this Agreement.

Section 4.06    CAPITALIZATION.

(a)    Section 4.06 of the Subversive Disclosure Schedule sets forth the entire authorized Equity Securities of Subversive as of the Agreement Date. All of the outstanding Equity Securities of Subversive have been issued in accordance with the applicable security, and are duly authorized, validly issued and, as applicable, are fully paid and non-assessable. Except as set forth on Section 4.06 of the Subversive Disclosure Schedule, as of the Agreement Date Subversive does not have (i) any outstanding Equity Securities and (ii) any outstanding agreements, options, warrants or rights to directly or indirectly subscribe for or purchase, or that directly or indirectly require it to issue, transfer or sell, its Equity Securities or any securities directly or indirectly convertible into or exchangeable for its Equity Securities. Except as set forth on Section 4.06 of the Subversive Disclosure Schedule, as of the Agreement Date Subversive is not subject to any obligation (contingent or otherwise) to redeem, repurchase or otherwise acquire or retire any of its Equity Securities or any warrants, options or other rights to acquire its Equity Securities. Except as set forth on Section 4.06 of the Subversive Disclosure Schedule, as of the Agreement Date there are no voting agreements, voting trusts or other agreements, commitments or understandings with respect to the voting or transfer of Equity Securities or other securities of Subversive. Subversive has not violated any applicable Law in connection with the offer, sale or issuance of any of its Equity Securities or any warrants, options or other rights to acquire its Equity Securities. No Equity Securities of Subversive are subject to, nor have been issued in violation of, preemptive or similar rights. As of the date of the Merger, Subversive will own one hundred percent (100%) of the membership interests of Caliva.

(b)    The Subversive Common Shares issuable as part of the Closing Merger Consideration and the Trading Price Consideration, as the case may be, shall be issued as fully paid and non-assessable shares in the capital of Subversive.

Section 4.07    NO OTHER REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties contained in this Article IV, none of Subversive or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Subversive, including any representation or warranty as to the accuracy or completeness of any information regarding Subversive furnished or made available to SC Vessel and its Representatives as to the future revenue, profitability or success of Subversive, or any representation or warranty arising from statute or otherwise in law.

Section 4.08    SHAREHOLDERS’ AND SIMILAR AGREEMENTS. There are no securities or other instruments or obligations of Subversive that carry the right to vote generally with the shareholders or member of Subversive on any matter. Subversive is not a party to any shareholder, pooling, voting, or other similar arrangement or agreement relating to the ownership or voting of any of the securities of Subversive or pursuant to which any Person may have any right or claim in connection with any existing or past equity interest in Subversive and Subversive has not adopted a shareholder rights plan or any other similar plan or agreement.

Section 4.09    SUBSIDIARIES. Prior to consummating the Caliva Transaction and the LCV Transaction, Subversive does not have any Subsidiaries other than the merger subs established for the Caliva Transaction and the LCV Transaction.

Section 4.10    QUALIFYING TRANSACTION. The Caliva Transaction and the LCV Transaction together satisfy the requirements of section 10.16(15) of the Exchange Listing Manual.

Section 4.11    PROSPECTUS. At the time of its filing with the Exchange and the Subversive Securities Authorities, the Prospectus (i) will comply in all material respects with the requirements of the Securities Laws pursuant to which it will be prepared (subject to any exemption that may be granted by the Exchange or the Subversive Securities Authorities to be evidenced by the issuance of a receipt for the prospectus) and, as applicable, filed, and (ii) all the information and statements contained therein (except all information relating to SC Vessel, Caliva or LCV or their Affiliates (including OG Enterprises and OG Branding), or their respective businesses or operations submitted with the consent of such parties, for which Subversive makes no representations or warranties) will at the date of filing thereof be, true and correct, contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to Subversive as required by applicable Securities Laws and no material fact or information will have been omitted from such disclosure (except information relating to SC Vessel, Caliva or LCV or their Affiliates (including OG Enterprises and OG Branding) or their respective businesses or operations submitted with the consent of such parties, for which Subversive makes no representations or warranties) which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they are to be made.

Section 4.12    SECURITIES LAW MATTERS.

(a)    The Subversive Class A Shares are listed and posted for trading on the Exchange and Subversive is not in default of the rules, regulations or policies of the Exchange in any material respect. Subversive is not in breach of Securities Laws in any material respect. Subversive is not subject to continuous or periodic, or other disclosure requirements under any Securities Laws in any jurisdiction other than the provinces and territories of Canada. No delisting, suspension of trading in or cease trade or other order or restriction with respect to any securities of Subversive and, no inquiry or investigation (formal or informal) of any Securities Authority, other Governmental Authority or the Exchange, is pending, in effect or ongoing or, to the Knowledge of Subversive, has been threatened or is expected to be implemented or undertaken, with regard to Subversive on its securities and to its Knowledge, Subversive is not subject to any formal or informal review, enquiry, investigation or other proceeding relating to any such order or restriction.

(b)    Subversive is a “reporting issuer” or the equivalent thereof in the each of the provinces and territories of Canada (other than Quebec) and not in default under applicable Securities Laws, and Subversive has complied in all material respects with applicable Securities Laws. Subversive has not taken any action to cease to be a reporting issuer in any province or territory nor has Subversive received notification from any Securities Authority seeking to revoke the reporting issuer status of Subversive.

(c)    Subversive has timely filed or furnished all filings required to be filed or furnished by Subversive with any Governmental Authority (including “documents affecting the rights of securityholders” and “material contracts” required to be filed by Part 12 of National Instrument 51-102 – Continuous Disclosure Obligations), as modified by the exemptive relief granted by the Securities Authorities in the Final IPO Prospectus. Each of such filings has complied with applicable Laws and did not, as of the date filed (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, on the date of such filing), contain any misrepresentation.

(d)    Subversive has not filed any confidential material change report (which at the date of this Agreement remains confidential) or any other confidential filings filed to or furnished with, as applicable, any Securities Authority other than an exemptive relief application regarding financial statements to be included in the Prospectus. There are no outstanding or unresolved comments in comment letters from any Securities Authority with respect to any of filings by Subversive and, to Subversive’s Knowledge, neither Subversive nor any filing by Subversive is the subject of an ongoing audit, review, comment or investigation by any Securities Authority or other Governmental Authority.

(e)    Subject to the restrictions, terms and conditions set forth in the Lockup Agreement, the first trade by SC Vessel of the Subversive Common Shares issuable as part of the Closing Merger Consideration or the Trading Price Consideration as the case may be will be exempt from the prospectus requirements of Securities Laws and will be freely tradeable in Canada on the Exchange (or such other Canadian exchange on which the Subversive Common Shares are trading), free of resale restrictions, and no other documents are required to be filed, proceedings to be taken or approvals, permits, consents or authorizations of regulatory authorities required to be made, taken or obtained by Subversive or SC Vessel to permit the first trade of these securities under Securities Laws, in each case provided that such trade is not a “control distribution” (as defined in National Instrument 45-102 Resale of Securities).

Section 4.13    FINANCIAL STATEMENTS.

(a)    The audited financial statements of Subversive for the period from June 17, 2019 (date of incorporation) through December 31, 2019 (including the notes thereto and the auditor’s report thereon) and the unaudited interim financial statements of Subversive as at and for the three and nine months ended September 30, 2020 (the “Subversive Financial Statements”) were, and any financial statements to be included or incorporated by reference in the Prospectus will be, prepared in accordance with IFRS consistently applied (except as otherwise indicated in such financial statements and the notes thereto and in the related report of Subversive’s independent auditors, as the case may be) and fairly present or will fairly present in all material respects the consolidated financial position, results of operations and changes in financial position of Subversive as of the date thereof and for the period indicated therein, subject in the case of interim financial statements to customary footnotes. There has been no event or condition since the date of the Subversive Financial Statements which has had or reasonably would be expected to have a material adverse effect on Subversive or the transactions contemplated hereby or by the other Transaction Documents.

(b)    Subversive does not intend to correct or restate, nor to the Knowledge of Subversive, is there any basis for any correction or restatement of, any aspect of any of the financial statements referred to herein. The selected financial data and the summary financial information included in any filing by Subversive present fairly the information shown in such filing and have been compiled on a basis consistent with that of the Subversive Financial Statements. The other financial and operational information included in any filings by Subversive presents fairly the information included in such filings.

(c)    There are no off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of Subversive with unconsolidated entities or other Persons.

Section 4.14    AUDITORS. The auditors of Subversive are independent public accountants as required by applicable Laws and there is not now, and never has been, any reportable event (as defined in National Instrument 51-102 – Continuous Disclosure Obligations) with the present or any former auditors of Subversive.

Section 4.15    NON-ARMS’ LENGTH TRANSACTIONS. Subversive is not indebted to any director, officer or employee of Subversive or any of their respective Affiliates or Associates (except for amounts due in the Ordinary Course as salaries, bonuses and directors’ fees or the reimbursement of Ordinary Course expenses).

Section 4.16    ANTI-CORRUPTION; IMPROPER PAYMENTS.

(a)    None of Subversive, or, to the Knowledge of Subversive, any director, officer, agent, employee, affiliate or other Person acting on behalf of Subversive is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the bribery provisions of the Criminal Code (Canada), the Corruption of Foreign Public Officials Act (Canada), the United States Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as it may be amended, or similar Law of any other relevant jurisdiction; and Subversive has instituted and maintains policies and procedures to ensure compliance therewith. No part of the proceeds of any offering of the securities of Subversive has been or will be used, directly or indirectly, in violation of the bribery provisions of the Criminal Code (Canada), the Corruption of Foreign Public Officials Act (Canada), the United States Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as it may be amended, or similar Law of any other relevant jurisdiction. The operations of Subversive are and have been conducted at all times in compliance with laws related to money laundering and no action, suit or proceeding by or before any Governmental Authority involving Subversive with respect to the Laws relate to money laundering is pending or, to the Knowledge of Subversive, threatened.

(b)    Neither Subversive nor, to the Knowledge of Subversive, any director, officer, agent, employee or Affiliate of Subversive (an “Applicable Subversive Party”) (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any Sanctions, (ii) is located, organized or resident in a Sanctioned Country or (iii) will, directly or indirectly, use the proceeds of any offering of securities of Subversive, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise). None of the Applicable Subversive Parties (x) has been the subject of any past or present investigation, fine or sanction by the Securities and Exchange Commission or any other Governmental Authority relating to any fraud or other violation of law in connection with the offering of any securities or (y) has had any legal claim filed against them, or threatened in writing, for fraud in connection with any investment.

(c)    Subversive has not engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does Subversive have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

Section 4.17 FULL DISCLOSURE. The Sponsor, Caliva and Subversive have each disclosed all the material terms of the material transactions and agreements they are entering into with one another in connection with the transactions contemplated by the Caliva Transaction Agreement and the LCV Transaction Agreement and have provided copies of all written agreements evidencing such material transactions and agreements.

ARTICLE V

COVENANTS.

Section 5.01    NOTIFICATION OF CERTAIN MATTERS. During the Interim Period:

(a)    Each party shall give prompt written notice to the other of (i) the occurrence or non- occurrence of any Event, the occurrence or non-occurrence of which would render any representation or warranty of the notifying party contained in this Agreement, if made on or immediately following the date of such Event, untrue or inaccurate in any material respect, (ii) the occurrence of any Event that, individually or in combination with any other Events, has had or could reasonably be expected to have a Material Adverse Effect with respect to such notifying party, (iii) any failure of the notifying party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder or any Event that would otherwise result in the nonfulfillment of any of the conditions to the other party’s obligations hereunder, (iv) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or (v) any Proceeding pending or, to the knowledge of the notifying party, threatened against a Party or the Parties relating to the transactions contemplated by this Agreement.

(b)    Notwithstanding anything to the contrary contained herein, no notice delivered pursuant to Section 5.03(a), shall be deemed to cure any breach of any representation, warranty, covenant or agreement of any party contained in this Agreement or have any effect for any purposes under this Agreement, including the satisfaction of the conditions set forth in this Agreement under Article VI or any right of a party to terminate this Agreement under Article VII.

(c)    Without limiting the generality of Section 5.01(a), during the Interim Period, Subversive shall give SC Vessel or SC Branding, as the case may be, prompt notice of the occurrence or non-occurrence of any Event or any fact or circumstance that is reasonably likely to result in (i) Subversive failing to be treated as a domestic corporation for U.S. federal income tax purposes pursuant to Section 7874 of the Code immediately prior to, as of or after the closing of each of the OG Enterprises Transaction and the Caliva Transaction, (ii) either the OG Enterprises Transaction or the Caliva Transaction failing to qualify as a “reorganization” within the meaning of Sections 368(a) of the Code for U.S. federal income Tax purposes, or (iii) any adverse Tax consequence to SC Vessel or SC Branding, or their direct or indirect owners, under Section 367 of the Code or otherwise as a result of the OG Enterprises Transaction or the Caliva Transaction (any such event described in clauses (x), (y) or (z) of this Section 5.01(c), an “Adverse Tax Consequence”).

Section 5.02    EFFORTS TO CLOSE; CONSENTS AND APPROVALS.

(a)    During the Interim Period, each of the Parties shall cooperate with the other Party and use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, and to assist the other Party in doing, all things necessary, proper or advisable to consummate, as promptly as practicable, the OG Enterprises Transaction and the other transactions contemplated by this Agreement, including: (i) taking all actions necessary to cause (A) in the case of SC Vessel, the deliveries to effect the OG Enterprises Transaction set forth in Section 6.02 and Section 6.03 to be satisfied, or (B) in the case of Subversive, the conditions to effect the OG Enterprises Transaction set forth in Section 6.01 and Section 6.02 to be satisfied, in each case, as promptly as practicable; (ii) obtaining all Orders or Governmental Authorizations of any Governmental Authority, making all registrations, declarations and filings with, and providing all necessary notices to, any Governmental Authority as are necessary for the consummation of the OG Enterprises Transaction and the other transactions contemplated by this Agreement; (iii) obtaining from any other Person all consents, approvals, authorizations, qualifications and Orders as are necessary for the consummation of the OG Enterprises Transaction and the other transactions contemplated by this Agreement, (iii) executing and delivering any additional instruments necessary to consummate the OG Enterprises Transaction and the other transactions contemplated by this Agreement; and (iv) defending and contesting any Proceeding that would otherwise prevent or materially impede, interfere with, hinder or delay the consummation of the OG Enterprises Transaction and the other transactions contemplated by this Agreement.

(b)    Each of the Parties shall use its commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing, submission or written communication with a Governmental Authority in connection with the transactions contemplated by this Agreement and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the transactions contemplated by this Agreement, including any Proceeding initiated by a private Person, and allow the other Party to review in advance and consider in good faith the views of the other Party with respect to such filing, submission, or written communication, (ii) keep the other Party informed in all material respects and on a reasonably timely basis of any material communication received by such Party from any Governmental Authority and of any material communication received or given in connection with any Proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement, (iii) subject to applicable Laws relating to the exchange of information, and to the extent reasonably practicable, consult with the other Party with respect to information relating to the other Party and its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third Person or any Governmental Authority in connection with the transactions contemplated by this Agreement, and (iv) to the extent permitted by any applicable Governmental Authority or other Person, give the other Party the opportunity to attend and participate in such meetings and conferences.

(c)    Each of Subversive and Caliva covenant to SC Vessel and agree to use their reasonable best efforts to consummate the Caliva Transaction, LCV Transaction and the transactions contemplated by the Transaction Documents.

Section 5.03    THE PROSPECTUS.

(a)    Subversive represents that it has submitted a draft of the preliminary prospectus to the OSC on a confidential basis and that it has provided SC Vessel with copies of such draft and all material correspondence with OSC with respect to such filing. As promptly as reasonably practicable following the date hereof Subversive shall prepare and file the Prospectus with the Exchange and the Subversive Securities Authorities, in accordance with the Exchange Listing Manual (pertaining to SPACs). SC Vessel shall provide to Subversive in writing all necessary information concerning SC Vessel reasonably requested by Subversive that is required by Law to be included in the Prospectus. Subversive agrees that all information relating to SC Vessel or its securityholders, directors, officers and employees in the Prospectus, prior to filing of the Prospectus must be in a form and content satisfactory to SC Vessel, acting reasonably.

(b)    The Parties shall cooperate with one another in connection with the preparation and filing of the Prospectus and shall use their commercially reasonable efforts to obtain the approval of the Exchange and a receipt for Subversive’s final Prospectus from the Subversive Securities Authorities, including providing or submitting on a timely basis all documentation and information that is reasonably required or advisable in connection with obtaining such approvals. Upon the reasonable request of Subversive, SC Vessel shall cause its directors and executive officers who are required or requested by a Governmental Authority to deliver personal information forms under the rules of the Exchange and/or Securities Laws to complete and deliver such forms in a timely manner.

(c)    Subversive shall ensure that the Prospectus complies in all material respects with applicable Law, does not contain any misrepresentation (except that Subversive shall not be responsible for any information or financial statements relating to SC Vessel, Caliva, LCV or their respective Affiliates (including OG Enterprises and OG Branding)), and is in a form satisfactory to the Exchange and to the Subversive Securities Authorities in order to obtain a receipt from the Subversive Securities Authorities in respect thereof.

(d)    Subversive shall, subject to obtaining Exchange clearance and a receipt for Subversive’s final Prospectus from the Subversive Securities Authorities, cause the final Prospectus to be filed on SEDAR (and sent to each Subversive Shareholder) as required by applicable Law.

(e)    Caliva represents and warrants to SC Vessel and its Affiliates that all information provided by it with resect to the Prospectus is and will be upon submission true and correct in all material respects.

Section 5.04    TRANSFER RESTRICTIONS. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Effective Time, and (b) such date and time as the Transaction Agreement shall be terminated in accordance with Article VII, SC Vessel shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with any Governmental Authority (other than the Prospectus) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any OG Enterprises Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any OG Enterprises Shares or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

Section 5.05    OG ENTERPRISES SHAREHOLDER APPROVAL. Subversive and SC Vessel hereby consent to and approve the consummation of the OG Enterprises Transactions and all other transactions contemplated by this Agreement, subject to the terms and conditions of this Agreement.

Section 5.06    PUBLIC ANNOUNCEMENTS. The Parties shall make the Public Announcement of the transactions contemplated hereby promptly following the Agreement Date, the text and timing of such announcement to be approved by each Party in advance, acting reasonably and with respect to SC Vessel in its sole discretion acting in good faith and without an intent to frustrate the purposes hereof. No Party shall otherwise issue any press release or otherwise make any public announcement with respect to this Agreement or the OG Enterprises Transaction without the consent of the other Party; provided, however, that the foregoing shall be subject to each Party’s overriding obligation to make any disclosure or filing pursuant applicable Law or stock exchange rules, provided that the Party making such disclosure or filing must first use best efforts to give prior written notice to the other Party and a reasonable opportunity to review or comment on such disclosure or filing, and if such prior notice is not possible, to give such notice as promptly as practicable following the making of such disclosure or filing. With respect to any such required disclosure involving SC Vessel, the text shall, so long as the same shall comply with applicable law, be directed by SC Vessel in its sole discretion acting in good faith without an intent to frustrate the purposes of this Agreement.

Section 5.07    FINANCING COOPERATION. SC Vessel shall provide, and shall use commercially reasonable efforts to cause its Service Providers and other Representatives information related to SC Vessel required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Section 5.08    SUBVERSIVE BOARD OF DIRECTORS. Subversive shall take all necessary actions such that as of the Effective Time, the Subversive Board shall be comprised of seven (7) directors, who shall be the Persons set forth on Exhibit B attached hereto, unless otherwise mutually agreed by the Parties.

Section 5.09    SUBVERSIVE COMMON SHARES. Subversive shall ensure that all of the Merger Consideration (including if applicable the Trading Price Consideration) are duly authorized, authorized fully-paid, nonasssessable and validly issued to SC Vessel as required hereby and issued in accordance with all applicable Laws. This covenant shall survive the Closing and continue until all Trading Price Consideration has been fully paid in compliance with this Agreement.

Section 5.10    CONFIDENTIALITY.

(a)    Non-Public Information. Subversive, Caliva and their Affiliates and Representatives may, from time to time, receive certain non-public information of SC Vessel, SC Branding or their Affiliates or principals in connection herewith or otherwise in connection with the operation of Subversive, and Subversive and Caliva shall each ensure that they and their Affiliates and the Representatives of each shall treat all such information as confidential, whether or not so identified, and shall not disclose any part thereof without the prior written consent of SC Vessel. The foregoing obligations of this paragraph however, shall not apply to any part of the information that: (i) at the time of disclosure or thereafter is generally known by the public (other than as a result of its disclosure by such other party in violation of the terms of this provision); (ii) was or becomes available to such party on a non-confidential basis from a Person not known by such other party to be bound by a confidentiality agreement with the first party or who is not otherwise prohibited from transmitting the information to such other party; or (iii) was in the possession of such party prior to the date of this Agreement without any obligation of confidentiality.

(b)    Principal Information. Subversive and Caliva, respectively, each expressly acknowledges and agrees that privacy of the principals of SC Branding and SC Vessel (the “SC Principals”) is highly valued and that, except as required by law, each shall maintain such SC Principals’ privacy and confidentiality with respect to confidential information concerning such SC Principals, including confidential information regarding their entertainment or business activities, financial affairs or personal life, except for information or material publicly and intentionally disclosed by such SC Principals for general dissemination to the public (or approved in advance by such SC Principals in writing to be disclosed). The SC Principals are specific third part beneficiaries of this provision with the full right to enforce the same as if made a direct party hereto.

(c)    Securities Law and Certain Other Disclosures Pertaining to SC Vessel, SC Branding or the SC Principals. To the fullest extent possible all public disclosures involving SC Vessel, SC Branding or the SC Principals shall require such party’s prior written approval in each instance (subject to the other terms of this Agreement). To the extent information is required to be provided under applicable securities or other laws, the form and content shall be provided to such party(ies) in advance of disclosure and such party(ies) shall timely approve disclosure in a manner that complies with such laws, and if timely approval is not provided, Subversive and Caliva may nevertheless make such filings required by law. The restrictions on disclosure shall not apply to generic and routine disclosures of shareholders and holdings made in a manner which does not draw specific attention to SC Vessel, SC Branding or the SC Principals.

(d)    Survival. The provision of this Section 5.10 shall survive the Closing and continue for so long as SC Vessel, SC Branding or the SC Principals have any association with the Company and for ten (10) years thereafter.

Section 5.11    CLOSING CONDITIONS; LOCKUP.

(a)    Closing Conditions. Subversive and Caliva each represents and warrants to SC Vessel on the date hereof and immediately prior to making the Public Announcement that:

(i)    an execution copy of each of the Caliva Transaction Agreement and the LCV Transaction Agreement has been delivered to SC Vessel, and

(ii)    upon execution of the Transaction Documents, the only conditions to the closing of the transactions contemplated by the Transaction Documents are the closing conditions expressly set forth in Article VI of this Agreement, Article VI of the Caliva Transaction Agreement and Article VI of the LCV Transaction Agreement, and (iii) it is not aware of any information that would lead it to believe that the transactions contemplated by the Caliva Transaction Agreement, the LCV Transaction Agreement and the Transaction Documents will not be consummated.

(b)    Lockup Agreements. Subversive represents and warrants to SC Vessel that (i) the restrictions on transfer of Subversive Common Shares received by SC Vessel set forth in the Lockup Agreement are identical in scope and length to the restrictions on transfer of Subversive Common Shares being executed by Sponsor and stockholders of Caliva and LCV (collectively, the “Lockups”), and (ii) the following Persons will have executed Lockups: (A) Sponsor and its Affiliates, (B) the stockholders who hold a majority of Caliva, (C) the stockholders who hold a majority of LCV, and (D) each Person that will be a director or officer of Subversive as of the Closing and who, alone or together with such Person’s Affiliates and family members, own greater than 1% of Subversive’s fully diluted common stock.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01    CONDITIONS TO EACH PARTY’S OBLIGATIONS. The respective obligations of each Party to effect the OG Enterprises Transaction shall be subject to the satisfaction (or waiver by the Party entitled to the benefit thereof, to the extent permitted by applicable Law) at or prior to the Effective Time of the following conditions:

(a)    Exchange Approval. The Caliva Transaction and the LCV Transaction shall have been consummated and the listing of the Subversive Common Shares on the Exchange after the Effective Time shall have occurred.

(b)    Prospectus Receipt. A final receipt for the Prospectus shall have been issued by or on behalf of the Subversive Securities Authorities.

(c)    No Orders or Proceedings. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered, other than the Federal Cannabis Laws, any Law or Order (whether temporary, preliminary or permanent) that is in effect, and no Proceeding shall be pending or overtly threatened by or before any Governmental Authority, in each case, that makes illegal, enjoins or otherwise prohibits or restrains the consummation of the OG Enterprises Transaction, the Caliva Transaction or the LCV Transaction.

Section 6.02    CONDITIONS TO THE OBLIGATIONS OF SUBVERSIVE. The obligations of Subversive to effect the OG Enterprises Transaction shall be subject to the satisfaction (or waiver by Subversive, to the extent permitted by applicable Law) at or prior to the Effective Time of the following additional conditions:

(a)    Representations and Warranties. The SC Vessel Fundamental Representations shall be true and correct in all respects as of the Effective Time with the same effect as if made as of the Effective Time (other than such representations and warranties that are made as of a specified date, which representations and warranties shall be true and correct as of such specified date), except where the failure of any such representations and warranties to be so true and correct has not had a Material Adverse Effect.

(b)    Performance of Obligations of SC Vessel. SC Vessel shall not have wilfully or in bad faith failed to perform or comply with the covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

Section 6.03    CONDITIONS TO OBLIGATIONS OF SC VESSEL. The obligations of SC Vessel to effect the OG Enterprises Transaction shall be subject to the satisfaction (or waiver by SC Vessel, to the extent permitted by applicable Law) at or prior to the Effective Time of the following additional conditions:

(a)    Representations and Warranties. The representations and warranties of Subversive (other than the Subversive Fundamental Representations) contained in this Agreement (without giving effect to any “materiality” or “Material Adverse Effect” qualifiers) shall be true and correct in all respects as of the Effective Time with the same effect as if made as of the Effective Time (other than such representations and warranties that are made as of a specified date, which representations and warranties shall be true and correct as of such specified date), except where the failure of any such representations and warranties to be so true and correct has not had a Material Adverse Effect. The Subversive Fundamental Representations shall be true and correct in all material respects as of the Effective Time with the same effect as if made as of the Effective Time (other than such representations and warranties that are made as of a specified date, which representations and warranties shall be true and correct as of such specified date).

(b)    Performance of Obligations of Subversive. Subversive shall have performed or complied in all material respects with all its obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

(c)    No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect on Subversive (provided redemptions of Subversive Class A Shares at any level shall not be considered to be a Material Adverse Effect on Subversive) shall have occurred.

(d)    Directors. The actions contemplated by Section 5.08 shall have occurred.

Section 6.04    CLOSING DELIVERIES BY SC VESSEL. On or prior to the Closing, SC Vessel shall deliver the following to Subversive:

(a)    US Tax Certifications. (i) a duly completed and executed IRS Form W-9, and (ii) from SC Vessel, or its direct or indirect owner, either (a) a duly completed and executed affidavit from the OG Enterprises, issued pursuant to Treasury Regulations Section 1.897-2(h) and 1.1445-2(c), certifying that the OG Enterprises Shares are not United States real property interests within the meaning of Section 897(c) of the Code, or (b) a duly executed certificate of non-foreign status in a form and manner that complies with Section 1445(b)(2) of the Code and the Treasury Regulations thereunder.

(b)    Other Closing Deliverables. SC Vessel shall have delivered or caused to be delivered to Subversive each of the following documents and instruments:

(i)

written resignations in form and substance reasonably acceptable to Subversive effective as of the Closing from each officer and director of OG Enterprises or OG Branding that is an Affiliate of SC Vessel or SC Branding; and

(ii)	executed counterparts to each of the Transaction Documents, executed by the respective parties thereto other than Subversive.

(c)    Notwithstanding anything herein to the contrary, (a) Subversive may not rely on the failure of any condition set forth in Section 6.01 or Section 6.02 to be satisfied if such failure was caused by its failure to perform in all material respects any of its obligations under this Agreement, to act in good faith or to use its reasonable best efforts to consummate this Transaction or the Caliva Transaction, LCV Transaction and the other transactions contemplated hereby, and (b) SC Vessel may not rely on the failure of any condition set forth in Section 6.01 or Section 6.03 to be satisfied if such failure was caused by the failure of SC Vessel to perform in all material respects any of its obligations under this Agreement, to act in good faith or to use its reasonable best efforts to consummate the transactions contemplated hereby.

(d)    Automatic Termination. The Put Right Agreement and all other Existing Caliva Agreements shall be deemed automatically cancelled, with no further action by any of the Parties, upon the issuance of the Closing Merger Consideration hereunder and the issuance of the Closing Transaction Consideration (as defined in the Caliva Transaction Agreement) under the Caliva Transaction Agreement and subject to the effectiveness of all Transaction Agreements without further condition.

ARTICLE VII

TERM AND TERMINATION

Section 7.01    TERM. This Agreement shall be effective from the Agreement Date until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms (except if and to the extent any provisions are specifically noted herein as surviving the termination of this Agreement).

Section 7.02    TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

(a)	by mutual written consent of Subversive and SC Vessel; and

(b)	by either Subversive or SC Vessel if:

(i)

the Effective Time shall not have occurred on or before March 31, 2021 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(b)(i) shall not be available to any Party if the failure of the Effective Time to occur on or before the Outside Date is caused by a failure of such Party to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time and such action or failure to perform constitutes a breach in any material respect of this Agreement; or

(ii)

a Governmental Authority of competent jurisdiction shall have issued a final and non-appealable Order having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the OG Enterprises Transaction, the Caliva Transaction or the LCV Transaction; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(b)(ii) shall not be available to a Party if the issuance of such final, non-appealable Order is caused by a failure of such Party to perform or comply with any of its obligations or covenants under this Agreement.

Any Party terminating this Agreement pursuant to this Section 7.02 (other than Section 7.02(a)) shall give written notice of such termination to the other Party in accordance with this Agreement specifying the provision or provisions hereof pursuant to which such termination is being effected.

Section 7.03    EFFECT OF TERMINATION.

(a)    In the event of termination of this Agreement pursuant to Section 7.02, this Agreement shall forthwith become null and void and of no effect, without any Liability or obligation on the part of any Party (or any of their respective Affiliates or Representatives), whether arising before or after such termination, based on, arising out of or relating to this Agreement or the negotiation, execution, performance or subject matter hereof (whether in contract or in tort or otherwise, or whether at law or in equity); provided, however, that the provisions of Article I (as applicable), this Article VII and Article VIII shall survive such termination.

(b)    For the avoidance of doubt, nothing in this Agreement shall result in the amendment or termination of any of the Existing Caliva Agreements, unless and until the conditions set forth in Section 6.04(c) are met, and all such Existing Caliva Agreements shall remain in full force and effect in accordance with their terms during the Interim Period and thereafter in the event this Agreement is terminated in accordance with its terms.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01    NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to or in connection with this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenants and agreements of the Parties that contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time, which, in each case, shall survive in accordance with their terms.

Section 8.02    EXPENSES. All fees and expenses incurred in connection with this Agreement, the OG Enterprises Transaction and the other transactions contemplated by this Agreement shall be paid by the Party incurring such fees or expenses; provided, however, that upon the Closing of the Merger Subversive shall pay or cause to be paid any such accrued and unpaid fees and expenses of the parties with respect to the OG Enterprises Transaction or any of the other transactions contemplated by this Agreement.

Section 8.03    NOTICES. All notices and other communications hereunder shall be in writing in one of the following formats and shall be deemed given: (a) upon actual delivery if personally delivered to the Party to be notified if received prior to 5:00 p.m. on a Business Day in the place of receipt, otherwise such notice or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt; (b) when sent if sent by email to the Party to be notified if received prior to 5:00 p.m. on a Business Day in the place of receipt, otherwise such notice or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt; provided, however, that notice given by email shall not be effective unless (i) such notice specifically states that it is being delivered pursuant to this Agreement and (ii) either (A) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 8.03; or (B) the receiving Party delivers a written confirmation of receipt for such notice either by email (excluding “out of office” or similar automated replies) or any other method described in this Section 8.03; or (c) when delivered if sent by a courier (with confirmation of delivery) if received prior to 5:00 p.m. on a Business Day in the place of receipt, otherwise such notice or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt; in each case to the Party to be notified at the following address:

If to Subversive, to:

Subversive Capital Acquisition Corp.

135 Grand Street, 2nd Floor

New York, NY 10013

Attention: Leland Hensch

Email: leland@subversivecapital.com

with copies (which shall not constitute notice) to:

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

Attention: Barry A. Brooks

Email: barrybrooks@paulhastings.com

and

Blake, Cassels & Graydon LLP

199 Bay Street

Suite 4000, Commerce Court West

Toronto ON M5L 1A9

Attention:    Jeff Glass; Norbert Knutel

Email:          jeff.glass@blakes.com

                    norbert.knutel@blakes.com

if to SC Vessel or SC Branding, to:

SC Vessel 1, LLC

c/o Morrison Brown Argiz & Farra

1450 Brickell Avenue, 18th Floor

Miami, FL 33131

Attention:    Kashyap Bakhai

Email:         Bakhai, Kashyap Kbakhai@mbafcpa.com

with copies (which shall not constitute notice) to:

Cummings & Lockwood LLC

Six Landmark Square

Stamford, CT 06901

Attention:    Andrew Kupinse, Esq.

Email:         akupinse@cl-law.com

Section 8.04    ENTIRE AGREEMENT. This Agreement (including the Schedules hereto), together with the other Transaction Documents, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Parties and their Affiliates, or any of them, with respect to the subject matter of this Agreement and the other Transaction Documents.

Section 8.05    AMENDMENT; WAIVER. This Agreement may be amended, modified or waived only by the written agreement of Subversive and SC Vessel. No failure or delay of any Party to exercise any right or remedy given to such Party under this Agreement or otherwise available to such Party or to insist upon strict compliance by any other Party with its or his obligations hereunder, no single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, and no custom or practice of the Parties in variance with the terms hereof, shall constitute a waiver of any Party’s right to demand exact compliance with the terms hereof. Any written waiver shall be limited to those items specifically waived therein and shall not be deemed to waive any future breaches or violations or other non-specified breaches or violations unless, and to the extent, expressly set forth therein.

Section 8.06    NO THIRD-PARTY BENEFICIARIES. This Agreement shall inure exclusively to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person (other than the Parties or their respective successors and permitted assigns) any rights, remedies, obligations or Liabilities under or by reason of this Agreement.

Section 8.07    ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part (by operation of law or otherwise), by either of the Parties without the prior written consent of the other Party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

Section 8.08    GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, inducement to enter and/or performance of this Agreement (whether related to breach of contract, tortious conduct or otherwise and whether now existing or hereafter arising) shall be governed by, the internal Laws of the State of Delaware, without giving effect to any Law that would cause the Laws of any jurisdiction other than the State of Delaware to be applied.

Section 8.09    CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. Each Party agrees that any Proceeding arising out of or relating to this Agreement or any transaction contemplated hereby shall be brought exclusively in the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Proceeding, the United States District Court for the District of Delaware, or in the event (but only in the event) that such courts do not have subject matter jurisdiction over such Proceeding, any state court within the state of Delaware, and each of the Parties hereby submits to the exclusive jurisdiction of such courts for itself and with respect to its property, generally and unconditionally, for the purpose of any such Proceeding. A final judgment in any such Proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party agrees not to commence any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby except in the courts described above (other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described above), irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any such court, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum or does not have jurisdiction over any Party; provided, however, that that SC Vessel shall be free to file any action relating to any breach of confidentiality in any court having jurisdiction thereof as it shall determine. Each Party agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth herein shall be effective service of process for any such Proceeding. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, STATUTE OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER PROCEEDING IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED OR WARRANTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.09.

Section 8.10    SPECIFIC PERFORMANCE; REMEDIES. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties shall be entitled to enforce specifically the provisions of this Agreement, including obtaining an injunction or injunctions to prevent breaches or threatened breaches of this Agreement, in any court designated to resolve disputes concerning this Agreement (or, if such court lacks subject matter jurisdiction, in any appropriate state or federal court), this being in addition to any other remedy to which such Party is entitled at Law or in equity. Each Party further agrees not to assert and waives any defense in any action for specific performance that a remedy at Law would be adequate. Except to the extent set forth otherwise in this Agreement, all remedies under this Agreement expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or in equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

Section 8.11    NO RECOURSE AGAINST AFFILIATES. Notwithstanding anything in this Agreement or in any other document delivered pursuant to this Agreement to the contrary, absent fraud, (i) a parties’ obligations under this Agreement may only be enforced against, and any Proceeding for breach of this Agreement by such party, may only be made against the entity that is expressly identified herein as a party herein and no Affiliate thereof shall have any Liability for any breach of this Agreement; and (ii) no party shall have any right of recovery in respect hereof against any Affiliate or Representative of another party, whether by or through attempted piercing of the corporate or limited liability company veil, including through any Proceeding seeking the enforcement of any judgment, fine or penalty or by virtue of any applicable Law, or otherwise.

Section 8.12    SEVERABILITY. If any term or provision of this Agreement is held invalid, illegal or unenforceable in any respect under any applicable Law, the validity, legality and enforceability of all other terms and provisions of this Agreement will not in any way be affected or impaired provided the essential purposes of this Agreement and the other Transaction Documents can be maintained. If the final judgment of a court of competent jurisdiction or other Governmental Authority declares that any term or provision hereof is invalid, illegal or unenforceable, the Parties agree that the court making such determination will have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision.

Section 8.13    COUNTERPARTS; DELIVERIES. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same instrument. This Agreement and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of electronic transmission of .pdf files or other image files via email, cloud-based transfer or file transfer protocol, or use of a facsimile machine, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party to any such agreement or instrument shall raise the use of electronic transmission or a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic transmission or a facsimile machine as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

Section 8.14    WAIVER OF ACCESS TO ESCROW ACCOUNT. Notwithstanding anything to the contrary in this Agreement, SC Vessel hereby irrevocably waives and releases, and shall cause any Affiliate of SC Vessel in connection with the OG Enterprises Transaction, to waive and release, on substantially similar terms, any and all right, title, interest, causes of action and claims of any kind, whether in tort or contract or otherwise (each, a “Claim”), in or to, and any and all right to seek payment of any amounts due to it in connection with the OG Enterprises Transaction or this Agreement, out of the Escrow Account, or from monies or other assets released from the Escrow Account that are payable to Subversive Shareholders or IPO Underwriter, and hereby irrevocably waives and releases any Claim it may have in the future, as a result of, or arising out of, this Agreement or the OG Enterprises Transaction, which Claim would reduce or encumber any monies or other assets released from the Escrow Account that are payable to Subversive Shareholders or IPO Underwriters, or to any monies or other assets in the Escrow Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Escrow Account, any monies or other assets released from the Escrow Account that are payable to Subversive Shareholders or IPO Underwriter or any monies or other assets in the Escrow Account for any reason whatsoever or to bring any proceedings against the Escrow Account or the Escrow Agent.

Section 8.15    PRIVILEGED COMMUNICATIONS.

(a)    SC Vessel hereby irrevocably acknowledges and agrees, on behalf of itself and its controlled Affiliates, that all attorney-client communications between, on the one hand, Subversive or any officer, employee, director, or shareholder of Subversive, and, on the other hand, Paul Hastings LLP and Blake, Cassels & Graydon LLP (collectively, the “Subversive Retained Firms”), that relate to the OG Enterprises Transaction, shall be deemed privileged communications as to which the attorney-client privilege and expectation as to client confidence belongs to and may be waived only by individuals who constituted a majority of the board of directors of Subversive immediately before the Effective Time; and SC Vessel and its Affiliates (whether purporting to act on behalf of or through Subversive or otherwise) may not claim and will not obtain or use for any purpose any such privileged communications by any means or process without the consent of individuals who constituted a majority of the Subversive Board immediately before the Effective Time; provided, however, that nothing in this Agreement shall prevent SC Vessel and its Affiliates from obtaining or using any communications relating to the OG Enterprises Transaction as required under applicable Laws.

(b)    Subversive hereby irrevocably acknowledges and agrees, on behalf of itself and its controlled Affiliates, that all attorney-client communications between, on the one hand, SC Vessel or any of its Subsidiaries, or any manager, member, officer, employee, director or shareholder of SC Vessel or any Subsidiary thereof and, on the other hand, Cummings & Lockwood LLC, Reed Smith LLP and Aird & Berlis LLP (collectively, the “SC Vessel Retained Firms”), that relate to the OG Enterprises Transaction, shall be deemed privileged communications as to which the attorney-client privilege and expectation as to client confidence belongs to and may be waived only by individuals who owned SC Vessel immediately before the Effective Time; and Subversive and its Affiliates (whether purporting to act on behalf of or through SC Vessel or otherwise) may not claim and will not obtain or use for any purpose any such privileged communications by any means or process without the consent of individuals who owned SC Vessel immediately before the Effective Time; provided, however, that nothing in this Agreement shall prevent Subversive from obtaining or using any communications relating to the OG Enterprises Transaction as required under applicable Laws.

ARTICLE IX

INDEMNIFICATION AND INSURANCE

Section 9.01    INDEMNIFICATION. The parties expressly agree that all rights of indemnification that SC Vessel or its Affiliates or related parties were entitled to under the Organizational Documents of OG Enterprises and OG Branding and its Affiliates shall be assumed by Caliva and Subversive at Closing (“Indemnitors”). In addition the following further indemnification terms shall apply:

(a)    Right to Indemnification. Subject to the limitations and conditions as provided in this Section and the Organizational Documents of OG Enterprises and OG Branding and its Affiliates, SC Vessel and its Affiliates and the Representatives of any of the foregoing (each a “Covered Person”) who was or is made a party or is threatened to be made a party to or is involved in any pending threatened or actual third party Proceeding, or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she had or has any association with OG Branding, Caliva, Subversive or any of the Affiliates of any of the foregoing (whether before or after Closing) in any capacity (whether as an officer, manager, independent contractor or otherwise (a “Capacity”)) shall be indemnified by each Indemnitor against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys fees) actually incurred by such Person in connection with such Proceeding; and indemnification under this Section will continue as to a Person who has ceased to serve in such Capacity; provided, however, that no Covered Person shall be indemnified for any Proceeding (i) for any action of any such Covered Person constituting bad faith or wilful misconduct or (ii) pertaining to any information provided by SC Vessel to Subversive in writing for inclusion in the Prospectus pursuant to Section 5.03 constituting bad faith or wilful misconduct. Each Covered Person shall have no liability to each Indemnitor, OG Enterprises or OG Branding for any loss suffered by each Indemnitor which arises out of any action or inaction by such Covered Person with respect to each Indemnitor, OG Enterprises or OG Branding if such Covered Person so acted or omitted to act in accordance with the applicable standards of conduct specified in this Section or, in the case of a party serving as an officer or director or manager, the Organizational Documents of OG Enterprises and OG Branding and otherwise without breach of this Agreement or the Organizational Documents of OG Enterprises and OG Branding. It is expressly acknowledged that the indemnification provided in this Section could involve indemnification for negligence or under theories of strict liability, but no such indemnification will be made where the act giving rise to the claim for indemnification is determined by a final adjudication to have been a breach of the implied covenant of fair dealing or of this Agreement, not been taken in good faith or constituted fraud, willful misconduct or a knowing violation of the law. For the avoidance of doubt the indemnification rights herein shall extend to any and all matters relating to the Qualifying Transaction (as defined in the Exchange Listing Manual), the Prospectus (other than as provided herein), and dealings with investors and security filings of Subversive and each Indemnitor in connection therewith.

(b)    Third Party Indemnitors. Each Indemnitor hereby acknowledges that a Covered Person may have certain rights to indemnification, advancement of expenses and/or insurance provided by an entity other than each Indemnitor as a result of such Covered Person serving or having served as a Covered Person at the request of such other entity (collectively, the “Third Party Indemnitors”). Each Indemnitor hereby agrees that it is the indemnitor of first resort (i.e., its obligations to a Covered Person are primary and any obligation of Third Party Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by a Covered Person are secondary), and that each Indemnitor will not assert that a Covered Person must seek expense advancement or reimbursement, or indemnification, from any Third Party Indemnitor before each Indemnitor must perform its expense advancement and reimbursement, and indemnification obligations, under this Section. No advancement or payment by the Third Party Indemnitors on behalf of a Covered Person with respect to any claim for which such Covered Person has sought indemnification from each Indemnitor shall affect the foregoing. The Third Party Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery which a Covered Person would have had against each Indemnitor if the Third Party Indemnitors had not advanced or paid any amount to or on behalf of such Covered Person. If for any reason a court of competent jurisdiction determines that the Third Party Indemnitors are not entitled to the subrogation rights described in the preceding sentence, the Third Party Indemnitors shall have a right of contribution by each Indemnitor to the Third Party Indemnitors with respect to any advance or payment by the Third Party Indemnitors to or on behalf of a Covered Person. Each Indemnitor agrees that the Third Party Indemnitors are express third party beneficiaries of the terms of this Section notwithstanding any other limitations on third party beneficiaries in this Agreement.

(c)    Procedure for Indemnification.

(i)

As a condition precedent to the Covered Person’s right to be indemnified, the Covered Person must notify each Indemnitor in writing as soon as practicable of any Proceedings involving him or her for which indemnity hereunder will or could be sought; provided, however, that any delay in providing such notice shall not limit the Covered Person’s right to indemnification hereunder, except to the extent of any damages caused by such delay. With respect to any Proceeding of which each Indemnitor is so notified, each Indemnitor will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Covered Person. No Covered Person may settle any Proceeding for which such Covered Person is seeking indemnification without the prior written consent of the Indemnitors.

(ii)

In the event that each Indemnitor does not assume the defense of any Proceeding of which each Indemnitor receives notice under this Section, each Indemnitor shall pay in advance of the final disposition of such matter any expenses (including attorneys’ fees) incurred by a Covered Person in defending a Proceeding or any appeal therefrom; provided, however, that the payment of such expenses incurred by a Covered Person in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts so advanced in the event that it shall ultimately be determined that the Covered Person is not entitled to be indemnified by each Indemnitor as authorized in this Section, which undertaking shall be accepted without reference to the financial ability of the Covered Person to make such repayment; and provided further that no such advancement of expenses shall be made if it is determined that (i) the Covered Person did not act (A) in good faith and in a manner the Covered Person reasonably believed to be in, or not opposed to, the best interests of each Indemnitor, or (B) in the good faith reliance on the provisions of this Agreement, or (ii) with respect to any criminal action or proceeding, the Covered Person had reasonable cause to believe his conduct was unlawful.

(iii)

Each Indemnitor shall not indemnify a Covered Person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Covered Person unless the initiation thereof was approved by the Board of Directors. Except as may be set forth in a separate contractual arrangement between each Indemnitor and a Covered Person, each Indemnitor shall not (i) advance or reimburse expenses of a Covered Person, in connection with any Proceeding (or part thereof) initiated by such Covered Person against each Indemnitor or its directors, officers or employees or (ii) advance expenses of such Covered Person in connection with any Proceeding (or part thereof) initiated by each Indemnitor against such Covered Person. Each Indemnitor shall not indemnify a Covered Person to the extent such Covered Person is reimbursed from the proceeds of insurance, and in the event each Indemnitor makes any indemnification payments to a Covered Person and such Covered Person is subsequently reimbursed from the proceeds of insurance, such Covered Person shall promptly refund such indemnification payments to each Indemnitor to the extent of such insurance reimbursement.

(d)    Appearance as a Witness. The Company shall also pay or reimburse expenses incurred by a Covered Person in connection with his or her appearance as a witness or other participation in a Proceeding at a time when he or she is not a named defendant or respondent in the Proceeding

(e)    Non-exclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Section will not be exclusive of any other right which a Covered Person or other Person indemnified pursuant to paragraph (c) above may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation of OG Enterprises or this Agreement, other agreement, vote of stockholders or disinterested directors, or otherwise.

Section 9.02 Insurance. On or prior to the Closing, Caliva shall acquire a run off (i.e., “tail”) policy or endorsement with respect to the current policy of directors’ and officers’ liability insurance covering claims, including claims against former directors’ and officers’ of OG Enterprises and OG Branding asserted within six years after the Closing arising from facts or events that occurred at or before the Closing (including consummation of the transactions contemplated by this Agreement). Such policies or endorsements shall name as insureds thereunder all present and former directors and officers of OG Enterprises and OG Branding. In addition, following the Closing Subversive shall maintain any insurance required by the Brand Agreement for the length of time required by the Brand Agreement.

Section 9.03 Savings Clause. If this Section or any portion hereof will be invalidated on any ground by any court of competent jurisdiction, then each Indemnitor will nevertheless indemnify and hold harmless each Covered Person or any other Person indemnified pursuant to this Section as to costs, charges, and expenses (including attorneys fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the full extent permitted by any applicable portion of this Section that will not have been invalidated and to the fullest extent permitted by applicable law.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

SUBVERSIVE CAPITAL ACQUISITION CORP.
By:	/s/ Leland Hensch
Name: Leland Rensch
Title: Chief Executive Officer

[Signature Page to OG Enterprises Transaction Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

OG ENTERPRISES BRANDING, INC.
By:	/s/ Steven Allan
Name: Steven Allan
Title: Authorized Signatory

[Signature Page to OG Enterprises Transaction Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

CMG PARTNERS, INC.

By:	/s/ Dennis O’Malley
Name: Dennis O’Malley Title: Chief Executive Officer

[Signature Page to OG Enterprises Transaction Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

SC VESSEL 1, LLC

By:	/s/ Shawn C. Carter
Name: Shawn C. Carter
Title: CEO/Manager

For purposes of Section 6.04(d) and Article VIII
only:

SC BRANDING, LLC

By:	/s/ Shawn C. Carter
Name: Shawn C. Carter
Title: CEO/Manager

EXHIBIT A

CERTIFICATE OF MERGER

OF

OG ENTERPRISES BRANDING, INC.

(a Delaware corporation)

WITH AND INTO

CMG PARTNERS, INC.

(a Delaware corporation)

CMG Partners, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the “Company”), desiring to merge OG Enterprises Branding, Inc., a Delaware corporation (“OG Enterprises”), with and into the Company (the “Merger”), pursuant to Section 264 of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST:    The name and state of incorporation of each of the constituent entities to the merger (the “Constituent Entities”) are as follows:

Name	State of Incorporation
CMG Partners, Inc.	Delaware
OG Enterprises Branding, Inc.	Delaware

SECOND:    A Transaction Agreement, dated as of November [    ], 2020 (the “Transaction Agreement”), by and among each of the Constituent Entities, Subversive Capital Acquisition Corp., a corporation existing under the laws of the Province of British Columbia, and SC Vessel 1, LLC, a Delaware limited liability company, was approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with Section 264 of the DGCL (and by the written consent of the stockholders of OG Enterprises in accordance with Section 228 of the DGCL).

THIRD:    The Company will continue as the corporation surviving the Merger (the “Surviving Company”) and the name of the Surviving Company shall be CMG Partners, Inc. upon the effectiveness of the Merger in accordance with Section 264 of the DGCL (the “Effective Time”).

FOURTH:    At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Company until further amended pursuant to the DGCL.

FIFTH:    An executed copy of the Transaction Agreement is on file at the offices of the Surviving Company at [                     ], and a copy thereof will be furnished by the Surviving Company, on request and without cost, to any stockholder of either of the Constituent Entities.

SIXTH:    This Certificate of Merger, and the Merger, shall become effective at the time this Certificate of Merger is filed with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Merger to be signed by its authorized officer on the                      day of                     , 20    .

CMG PARTNERS, INC.

(a Delaware corporation)

By:
Name:
Title:

EXHIBIT B

BOARD OF DIRECTORS

Daniel Neukomm

Carol Bartz

Al Foreman

Michael Auerbach

Leland Hensch

Desiree Perez

Jeff Allen